                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                July 21, 1995


                              NBD Bancorp, Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                       1-7127            38-1984850
(State or other jurisdiction          (Commission       (I.R.S. Employer
of incorporation)                     File Number)      Identification No.)

                611 Woodward Avenue, Detroit, Michigan  48226


     Registrant's telephone number, including area code:  (313) 225-1000

Item 5. Other Events

        Reference is made to the Current Report on Form 8-K filed by the Registrant on July 19, 1995, announcing the signing of a definitive agreement pursuant to which First Chicago Corporation, a $72 billion-asset bank holding company headquartered in Chicago, Illinois would merge with and into NBD Bancorp, Inc.

Item 7. Financial Statements and Exhibits

        The following documents are filed as a part of this Report:

        (a)     Financial Statements of Business Acquired

                The following financial statements of First Chicago Corporation and subsidiaries:

                Independent Auditors' Report

                Consolidated Balance Sheet - December 31, 1994 and 1993

                Consolidated Statement of Income - Three Years Ended December 31, 1994, 1993 and 1992

                Consolidated Statement of Changes in Stockholders' Equity - December 31, 1994, 1993 and 1992

                Consolidated Statement of Cash Flows - Three Years Ended December 31, 1994, 1993 and 1992

                Notes to Consolidated Financial Statements

                Consolidated Interim Balance Sheet - March 31, 1995 and 1994 (Unaudited)

                Consolidated Interim Statement of Income - Three Months Ended March 31, 1995 and 1994 (Unaudited)

                Notes to Consolidated Interim Financial Statements (Unaudited)

        (b)     Pro Forma Financial Information

                The following pro forma combined condensed financial statements (unaudited) of NBD Bancorp, Inc. and subsidiaries reflecting the proposed merger with First Chicago Corporation:

                Pro Forma Condensed Combined Balance Sheet - March 31, 1995 (Unaudited)

                Pro Forma Condensed Combined Statement of Income -
                Three Years Ended December 31, 1994, 1993 and 1992 and Three Months Ended March 31, 1995 and 1994 (Unaudited)

                Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

        (c)     Exhibits

                (23)  Consent of Arthur Andersen LLP


                                  SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NBD BANCORP, INC.

                                        By: /s/ DANIEL T. LIS
                                            ----------------------
                                            Daniel T. Lis
                                            Senior Vice President and
                                            Secretary


Dated:  July 21, 1995

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and the Board of Directors of First Chicago Corporation:

We have audited the accompanying consolidated balance sheet of First Chicago Corporation (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Chicago Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As explained in Note 1(c) and 1(q) to the consolidated financial statements, effective January 1, 1992, the Corporation changed its methods of accounting for the valuation of venture capital investment securities and recognition of certain credit card solicitation costs.

/s/ Arthur Andersen LLP

Chicago, Illinois
January 17, 1995

 C O N S O L I D A T E D  B A L A N C E  S H E E T

 FIRST CHICAGO CORPORATION AND SUBSIDIARIES
____________________________________________________________________________________________________________________

 December 31 (Dollars in millions)                                                            1994            1993
____________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________
 ASSETS
 Cash and due from banks--noninterest-bearing.......................................         $ 4,265         $ 3,916
 Due from banks--interest-bearing...................................................           8,066           6,037
 Federal funds sold and securities under resale agreements..........................          13,302           8,783
 Trading account assets.............................................................           4,967           4,536
 Investment securities (fair values--$2,589 in 1994 and $2,264 in 1993).............           2,592           2,256
 Loans (net of unearned income--$297 in 1994 and $282 in 1993)......................          25,947          23,103
   Less allowance for credit losses.................................................             723             683
                                                                                             -------          ------
   Total loans, net.................................................................          25,224          22,420
 Premises and equipment.............................................................             665             635
 Accrued income receivable..........................................................             485             407
 Customers' acceptance liability....................................................             526             517
 Derivative product assets..........................................................           4,389               -
 Other assets.......................................................................           1,419           3,053
                                                                                             -------         -------
           Total assets.............................................................         $65,900         $52,560
                                                                                             =======         =======
____________________________________________________________________________________________________________________
 LIABILITIES

 Deposits
   Demand...........................................................................         $ 7,647         $ 8,184
   Savings..........................................................................           7,448           7,541
   Time.............................................................................           5,149           4,925
   Foreign offices..................................................................          11,422           7,536
                                                                                             -------        --------
           Total deposits...........................................................          31,666          28,186
 Federal funds purchased and securities under repurchase agreements.................          13,026           8,255
 Other funds borrowed...............................................................           7,665           6,007
 Long-term debt.....................................................................           2,271           2,065
 Acceptances outstanding............................................................             526             517
 Derivative product liabilities.....................................................           4,097               -
 Other liabilities..................................................................           2,116           3,266
                                                                                             -------        --------
           Total liabilities........................................................          61,367          48,296
____________________________________________________________________________________________________________________
 STOCKHOLDERS' EQUITY

 Preferred stock--without par value, authorized 15,000,000 shares
   Outstanding:
____________________________________________________________________________________
                                                      1994                   1993
____________________________________________________________________________________
     Series A ($50 stated value).................   2,410,000              2,410,000             121             121
     Series B ($100 stated value)................   1,191,000              1,191,000             119             119
     Series C ($100 stated value)................     713,800                713,800              71              71
     Series D ($25 stated value).................           -              6,000,000               -             150
     Series E ($625 stated vaue).................     160,000                160,000             100             100
     Convertible Series B ($5,000 stated value)..      40,000                 40,000             200             200
 Common stock--$5 par value.........................................................             466             434
____________________________________________________________________________________
                                                      1994                   1993
____________________________________________________________________________________
   Number of shares authorized..............      150,000,000            150,000,000
   Number of shares issued..................       93,148,134             86,715,812
   Number of shares outstanding.............       89,859,798             86,398,605
 Surplus............................................................................           1,712           1,724
 Retained earnings..................................................................           1,905           1,358
 Other adjustments..................................................................              (4)              -
                                                                                             -------         -------
           Total....................................................................           4,690           4,277
 Less treasury stock at cost, 3,288,336 shares in 1994 and 317,207 shares in 1993...             157              13
____________________________________________________________________________________________________________________
           Stockholders' equity.....................................................           4,533           4,264
                                                                                             -------         -------
           Total liabilities and stockholders' equity...............................         $65,900         $52,560
                                                                                             =======         =======
____________________________________________________________________________________________________________________

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.


C O N S O L I D A T E D  I N C O M E  S T A T E M E N T
First Chicago Corporation and Subsidiaries
____________________________________________________________________________________________________________________________________
For the Year (In millions, except per share data)                                       1994        1993        1992
____________________________________________________________________________________________________________________________________
INTEREST INCOME
Interest and fees on loans.......................................................     $1,897.2    $1,687.4    $1,894.4
Interest on bank balances........................................................        361.7       298.0       358.0
Interest on federal funds sold and securities under resale agreements............        615.2       344.8       284.8
Interest on trading account assets...............................................        277.7       221.9       259.0
Interest on investment securities (including dividends)..........................         68.2        72.0        73.4
                                                                                       -------     -------     -------
          Total..................................................................      3,220.0     2,624.1     2,869.6
____________________________________________________________________________________________________________________________________
INTEREST EXPENSE
Interest on deposits.............................................................        779.5       644.1       973.7
Interest on federal funds purchased and securities under repurchase agreements...        526.2       308.1       345.3
Interest on other funds borrowed.................................................        413.2       295.8       240.7
Interest on long-term debt.......................................................        170.1       150.3       126.9
                                                                                     ---------   ---------   ---------
          Total..................................................................      1,889.0     1,398.3     1,686.6
____________________________________________________________________________________________________________________________________
NET INTEREST INCOME..............................................................      1,331.0     1,225.8     1,183.0
Provision for credit losses......................................................        224.0       270.0       425.0
Provision for loans held for accelerated disposition.............................            -           -       491.0
                                                                                     ---------   ---------   ---------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES
  AND PROVISION FOR LOANS HELD FOR ACCELERATED DISPOSITION.......................      1,107.0       955.8       267.0
____________________________________________________________________________________________________________________________________
NONINTEREST INCOME
Combined trading profits.........................................................         65.7       284.6       177.3
Equity securities gains..........................................................        228.6       480.2       204.6
Investment securities gains......................................................          1.2         0.3         8.6
                                                                                     ---------   ---------   ---------
  Market-driven revenue..........................................................        295.5       765.1       390.5
Credit card fee revenue..........................................................        832.1       694.2       516.1
Service charges and commissions..................................................        421.9       432.5       381.0
Fiduciary and investment management fees.........................................        199.2       200.7       189.8
Net gains from accelerated disposition portfolio activities......................         45.9        60.0           -
Other income.....................................................................         80.0        49.9        10.8
                                                                                     ---------   ---------   ---------
          Total..................................................................      1,874.6     2,202.4     1,488.2
____________________________________________________________________________________________________________________________________
NONINTEREST EXPENSE
Salaries and employee benefits...................................................        868.9       853.9       748.0
Occupancy expense of premises, net...............................................        137.3       147.7       186.0
Equipment rentals, depreciation and maintenance..................................        157.4       110.3       111.2
Other expense....................................................................        753.3       742.0       719.2
                                                                                     ---------   ---------   ---------
          Subtotal...............................................................      1,916.9     1,853.9     1,764.4
Provision for other real estate held for accelerated disposition.................            -           -       134.0
Provision for other real estate..................................................          1.7         4.2        56.9
                                                                                     ---------   ---------   ---------
          Total..................................................................      1,918.6     1,858.1     1,955.3
____________________________________________________________________________________________________________________________________
INCOME (LOSS) BEFORE INCOME TAXES................................................      1,063.0     1,300.1      (200.1)
Applicable income taxes (benefit)................................................        373.3       495.6       (85.6)
                                                                                      --------    --------    --------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES.......        689.7       804.5      (114.5)
CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES--
  VALUATION OF VENTURE CAPITAL INVESTMENT SECURITIES.............................            -           -       220.7
  RECOGNITION OF CREDIT CARD SOLICITATION COSTS..................................            -           -       (12.7)
                                                                                      --------    --------    --------
NET INCOME.......................................................................     $  689.7    $  804.5    $   93.5
                                                                                      ========    ========    ========
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS' EQUITY...........................     $  637.5    $  747.5    $   48.9
                                                                                      ========    ========    ========


COMMON SHARE DATA
  PRIMARY
   Income (loss) before cumulative effect of changes in accounting principles...        $7.04       $8.78      $(2.08)
   Cumulative effect of changes in accounting principles--
     Valuation of venture capital investment securities.........................            -           -        2.89
     Recognition of credit card solicitation costs..............................            -           -       (0.17)
                                                                                        -----       -----      ------
   Net income...................................................................        $7.04       $8.78      $ 0.64
                                                                                        =====       =====      ======
 FULLY DILUTED
   Income (loss) before cumulative effect of changes in accounting principles...        $6.88       $8.43      $(2.08)
   Cumulative effect of changes in accounting principles--
     Valuation of venture capital investment securities.........................            -           -        2.89
     Recognition of credit card solicitation costs..............................            -           -       (0.17)
                                                                                        -----       -----      ------
   Net income...................................................................        $6.88       $8.43      $ 0.64
                                                                                        =====       =====      ======
_____________________________________________________________________________________________________________________

The accompanying notes to consolidated financial statements are an integral part of this statement.

C O N S O L I D A T E D  S T A T E M E N T  O F  C H A N G E S  I N  S T O C K H O L D E R S'  E Q U I T Y
First Chicago Corporation and Subsidiaries
___________________________________________________________________________________________________________________________________
 For the Three Years Ended December 31, 1994                                                                    Treasury
                                                 Preferred     Common                  Retained       Other        Stock
 (In millions)                                       Stock      Stock      Surplus     Earnings   Adjustments   (at Cost)     Total
___________________________________________________________________________________________________________________________________
 Balance, December 31, 1991..................        $ 569       $345       $1,297       $  760         $ 3        $  (4)    $2,970
   Net income................................            -          -            -           94           -            -         94
   Issuance of common stock..................            -         67          306            -           -            -        373
   Issuance of preferred stock...............          100          -           (4)           -           -            -         96
   Cash dividends declared
     Preferred stock.........................            -          -            -          (44)          -            -        (44)
     Common stock............................            -          -            -          (89)          -            -        (89)
   Other.....................................            -          -            -            -          (2)           3          1
 __________________________________________________________________________________________________________________________________

 Balance, December 31, 1992..................        $ 669       $412       $1,599       $  721         $ 1        $  (1)    $3,401
   Net income................................            -          -            -          804           -            -        804
   Issuance of common stock..................            -          7           37            -           -            -         44
   Issuance of preferred stock...............          200          -           (4)           -           -            -        196
   Redemption of preferred stock.............         (108)        15           92            -           -            -         (1)
   Cash dividends declared
     Preferred stock.........................            -          -            -          (57)          -            -        (57)
     Common stock............................            -          -            -         (110)          -            -       (110)
   Treasury stock purchases..................            -          -            -            -           -          (12)       (12)
   Other.....................................            -          -            -            -          (1)           -         (1)
___________________________________________________________________________________________________________________________________

 Balance, December 31, 1993..................        $ 761       $434       $1,724       $1,358         $ -        $ (13)    $4,264
   Net income................................            -          -            -          690           -            -        690
   Issuance of common stock..................            -          1           12            -           -            -         13
   Issuance of treasury stock................            -          -          (38)           -           -           87         49
   Redemption of preferred stock.............         (150)         -            -            -           -            -       (150)
   Acquisition of Lake Shore Bancorp.........            -         31           18           78          (4)           -        123
   Cash dividends declared
     Preferred stock.........................            -          -           (4)         (48)          -            -        (52)
     Common stock............................            -          -            -         (173)          -            -       (173)
   Treasury stock purchases..................            -          -            -            -           -         (231)      (231)

___________________________________________________________________________________________________________________________________
 BALANCE, DECEMBER 31, 1994..................        $ 611       $466       $1,712       $1,905         $(4)       $(157)    $4,533
                                                     =====       ====       ======       ======         ===        =====     ======
___________________________________________________________________________________________________________________________________
The accompanying notes to consolidated financial statements are an integral part of this statement.

__________________________________________________________________________________________________________________________________
C O N S O L I D A T E D  S T A T E M E N T  O F  C A S H  F L O W S
First Chicago Corporation and Subsidiaries
__________________________________________________________________________________________________________________________________

For the Year (In millions)                                                                     1994             1993          1992
__________________________________________________________________________________________________________________________________
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................................................................       $     690      $    804     $      94
Adjustments to reconcile net income to net cash provided by operating activities
  Depreciation and amortization.......................................................             175           188           173
  Combined credit provisions (including accelerated disposition provision)............             226           274         1,107
  Equity securities gains.............................................................            (229)         (480)         (205)
  Net (increase) in net derivative product balances...................................             (57)            -             -
  Net gains from accelerated disposition portfolio activities.........................             (46)          (60)            -
  Cumulative effect of changes in accounting principles...............................               -             -          (208)
  Net (increase) in trading account assets............................................            (416)       (1,224)       (1,346)
  Net (increase) decrease in accrued income receivable................................             (78)          (51)          174
  Net decrease in other assets........................................................              51            76           678
  Interest income from Brazilian debt restructuring...................................             (17)            -             -
  Other noncash adjustments...........................................................              69             6           (87)
                                                                                             ---------      --------     ---------
  Total adjustments...................................................................            (322)       (1,271)          286

Net cash provided by (used in) operating activities...................................             368          (467)          380
__________________________________________________________________________________________________________________________________
CASH FLOWS FROM INVESTING ACTIVITIES
Net (increase) in federal funds sold and securities under resale agreements...........          (4,506)       (1,891)       (1,684)
Purchase of investment securities.....................................................               -        (3,068)       (1,202)
Purchase of investment securities--available for sale.................................          (1,287)            -             -
Purchase of debt investment securities--held to maturity..............................            (289)            -             -
Purchase of venture capital investments...............................................            (181)            -             -
Proceeds from maturities of debt securities...........................................               -         3,047           703
Proceeds from maturities of debt securities--available for sale.......................             982             -             -
Proceeds from maturities of debt securities--held to maturity.........................             299             -             -
Proceeds from sales of debt securities................................................               -             -           366
Proceeds from sales of debt securities--available for sale............................             191             -             -
Proceeds from sales of equity securities..............................................               -           598           244
Proceeds from sales of equity securities--available for sale..........................              54             -             -
Proceeds from sales of venture capital investments....................................             333             -             -
Net (increase) in credit card receivables.............................................          (2,880)       (3,493)       (1,515)
Credit card receivables securitized...................................................           2,000         1,700         1,000
Net (increase) decrease in loans of bank subsidiaries.................................          (1,480)          973         1,186
Loans made to customers and purchased from others by nonbank subsidiaries.............            (499)         (142)         (181)
Principal collected on and proceeds from sale of loans by nonbank subsidiaries........             506           302           377
Loan recoveries.......................................................................              74            97            88
Net proceeds from sales of assets held for accelerated disposition....................             112           829           174
Purchases of premises and equipment...................................................            (170)         (213)         (151)
Proceeds from sales of premises and equipment.........................................              38            71            63
Net cash and cash equivalents due to mergers and acquisitions.........................              44             -             -
                                                                                              --------        ------        ------
Net cash (used in) investing activities...............................................          (6,659)       (1,190)         (532)
__________________________________________________________________________________________________________________________________
CASH FLOWS FROM FINANCING ACTIVITIES
Net  increase (decrease)in demand and savings deposits................................            (934)          525         1,934
Net (decrease) in time deposits.......................................................            (470)       (1,342)       (3,269)
Deposits acquired.....................................................................               -            12             -
Net increase (decrease) in deposits in foreign offices................................           3,799          (687)         (978)
Net increase in federal funds purchased and securities under repurchase agreements....           4,722         1,293         1,817
Net (decrease) in commercial paper....................................................             (17)           (8)          (54)
Proceeds from other funds borrowed....................................................         249,952        80,869       110,418
Repayment of other funds borrowed.....................................................        (248,139)      (79,024)     (109,134)
Proceeds from issuance of long-term debt..............................................             204           826           234
Repayment of long-term debt...........................................................             (10)         (471)         (257)
Net increase (decrease) in other liabilities..........................................               2           285        (1,102)
Dividends paid........................................................................            (211)         (158)         (145)
Proceeds from issuance of common stock................................................              12            41           375
Proceeds from reissuance of treasury stock............................................              39             4             6
Purchase of treasury stock............................................................            (231)          (13)           (1)
Proceeds from issuance of preferred stock.............................................               -           196            96
Payment for redemption of preferred stock.............................................            (150)           (1)            -
                                                                                             ---------      --------     ---------
Net cash provided by (used in) financing activities...................................           8,568         2,347           (60)
__________________________________________________________________________________________________________________________________
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS..........................             101           (75)          (45)
__________________________________________________________________________________________________________________________________
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................................           2,378           615          (257)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR........................................           9,953         9,338         9,595
                                                                                             ---------      --------     ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR..............................................       $  12,331      $  9,953     $   9,338
                                                                                             =========      ========     =========
__________________________________________________________________________________________________________________________________

Interest paid in cash by the Corporation totaled $1.8 billion in 1994, $1.4 billion in 1993 and $1.9 billion in 1992.  Income taxes paid in cash by the Corporation totaled $355 million in 1994, $175 million in 1993 and $50 million in 1992.

The Corporation financed the sale of other real estate in the amount of $2 million, $2 million and $135 million in 1994, 1993 and 1992, respectively.  Loans transferred to other real estate were $20 million, $51 million and $192 million in 1994, 1993 and 1992, respectively.

The accompanying notes to consolidated financial statements are an integral part of this statement.

N O T E S T O C O N S O L I D A T E D F I N A N C I A L S T A T E M E N T S First Chicago Corporation and Subsidiaries
_______________________________________________________________________________
N O T E  1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements for First Chicago Corporation (the Corporation) and subsidiaries have been prepared in conformity with generally accepted accounting principles. A description of those accounting policies of particular significance follows.

(A) PRINCIPLES OF CONSOLIDATION
The Corporation's consolidated financial statements include the accounts of all subsidiaries more than 50% owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

(B) INTANGIBLE ASSETS
Goodwill, representing the cost of investments in subsidiaries and affiliated companies in excess of the fair value of net assets acquired, is amortized on a straight-line basis over periods ranging from 10 to 25 years.

Other intangible assets, such as the value of acquired customer lists, core deposits and credit card relationships, are amortized using various methods over the periods benefited, ranging from 5 to 17 years.

(C) INVESTMENT SECURITIES
In 1993, the Corporation adopted Statement of Financial Accounting Standards
(SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, for debt and equity securities except those held by its venture capital subsidiaries. This adoption did not have a material impact on the Corporation's financial statements.

Under SFAS No. 115, debt investment securities are designated as either held to maturity or available for sale at the time of acquisition and are reevaluated to determine appropriate classification in subsequent reporting periods. Debt securities that the Corporation has the positive intent and ability to hold to maturity are carried at historical cost, adjusted for amortization of premiums and accretion of discounts. Previously, such accounting treatment was applied to debt securities that were intended to be held as long-term investments. All other debt and equity investment securities covered by SFAS No. 115 are classified as available for sale and are carried at fair value, with unrealized gains and losses and applicable income taxes reported in other adjustments in stockholders' equity. Previously, these securities were carried at the lower of cost or fair value.

Realized gains and losses and other than temporary impairments related to debt and equity securities, are determined using the specific identification method and are reported in noninterest income as investment securities gains for debt securities and as equity securities gains for equity securities.

The Corporation adopted fair value accounting for investments of its venture capital subsidiaries on January 1, 1992. Changes in the fair value of such investments are recognized in noninterest income as equity securities gains. Previously, such investments were carried at the lower of aggregate cost or fair value.

The fair value of publicly traded investments takes into account their quoted market prices with adjustments made for market liquidity or sale restrictions. For investments that are not publicly traded, estimates of fair value have been made by management that consider the investees' financial results, conditions and prospects, and the values of comparable public companies.

Because of the nature of these investments, the equity method of accounting is not used in situations where the Corporation has a greater than 20% ownership interest.

(D) TRADING ACCOUNT ACTIVITIES
Trading account assets are stated at fair value. Realized and unrealized gains and losses on trading account activities are reflected in noninterest income as combined trading profits.

Combined trading profits include interest rate, exchange rate, commodity price, and equity price trading results from both cash and derivative financial instruments, excluding equity securities and related hedges. Cash financial instruments include U.S. government and agency obligations, municipal obligations, asset-backed securities, and other types of securities, loans and deposits. Derivative financial instruments include swaps, forwards, futures, options, caps, floors, forward rate agreements, and other conditional or exchange contracts. The table below reports the Corporation's net trading revenue by activity, including both combined trading profits and related net interest income.

________________________________________________________________________

Trading Revenue (In millions)                     1994     1993    1992
________________________________________________________________________
Foreign exchange and derivatives............      $ 40     $ 98    $103
Fixed income and derivatives................        66      114      94
Emerging markets............................       (49)      57      21
Funding and arbitrage.......................        39       63      74
Other trading...............................        34       55      40
                                                  ____     ____    ____
  Total.....................................      $130     $387    $332
                                                  ====     ====    ====
________________________________________________________________________


(E) DERIVATIVE FINANCIAL INSTRUMENTS
Derivative financial instruments used in trading and venture capital activities are valued at prevailing market rates on a present value basis. Realized and unrealized gains and losses are included in noninterest income as combined trading profits and equity securities gains. Where appropriate, compensation for credit risk and ongoing servicing is deferred and taken into income over the term of the derivatives. Any gain or loss on the early termination of an interest rate swap used in trading activities is recognized currently in combined trading profits.

Income or expense on most derivative financial instruments used to manage interest rate exposure is recorded on an accrual basis as an adjustment to the yield of the related interest rate exposures over the periods covered by the contracts. If an interest rate swap that is used to manage interest rate risk is terminated early, any resulting gain or loss is deferred and amortized as an adjustment to the yield of the underlying interest rate exposure position over the remaining periods originally covered by the terminated swap.

In general, purchased option, cap and floor contracts are reported in derivative product assets, and written option, cap and floor contracts are reported in derivative product liabilities. For other derivative financial instruments, an unrealized gain is reported in derivative product assets and an unrealized loss is reported in derivative product liabilities. Derivative financial instruments executed with the same counterparty under a legally enforceable master netting arrangement are reported on a net basis as derivative product assets or liabilities.

(F) NONPERFORMING LOANS
Loans, including lease-financing receivables, are considered nonperforming when placed on nonaccrual status, or when a loan is renegotiated and the renegotiated terms represent an economic concession to the borrower.

A loan, excluding a credit card loan, is placed on nonaccrual status when the collection of contractual principal or interest is deemed doubtful by management or becomes 90 days or more past due, and the loan is not well secured or in the process of collection. Accrued but uncollected interest on a loan is reversed and charged against interest income when the loan is placed on nonaccrual status. Accrued but uncollected interest on a credit card loan is charged against interest income when the loan becomes 180 days past due.

Interest payments received on nonaccrual loans are recorded as reductions of principal if the collection of the remaining carrying amount is doubtful; otherwise, such payments are recorded as interest income.

An economic concession on a renegotiated loan is made when the yield under the renegotiated terms is reduced below current market rates by an agreement with the borrower. Generally, this occurs when the borrower's cash flow is insufficient to service the loan under its original terms. Subject to the above nonaccrual policy, interest on these loans is accrued at the reduced rates.

(G) CREDIT CARD SECURITIZATION
The Corporation actively packages and sells credit card receivables as securities to investors. Since the receivables are sold at par value, no gains or losses are recorded at the time of sale.

The amount of credit card interest income and fee revenue in excess of interest paid to certificate holders, credit losses and other trust expenses is recognized monthly as servicing fees in credit card fee revenue over the term of the transaction. Other transaction costs are deferred and amortized ratably as a reduction of servicing fees over the terms of the related securitizations.

(H) OTHER REAL ESTATE
Other real estate includes assets that have been either acquired in satisfaction of debt (assets owned) or substantively repossessed (in-substance foreclosures). In-substance foreclosures occur when the market value of the collateral is less than the legal obligation of the borrower and the Corporation expects repayment of the loan to come only from collateral. Other real estate is recorded at fair value at the date of transfer. Any valuation adjustments required at the date of transfer are charged to the allowance for credit losses. Subsequent to acquisition, other real estate is carried at the lower of cost or fair value, based on periodic evaluations that consider changes in market conditions, development and disposition costs, and estimated holding periods. Operating results from assets acquired in satisfaction of debt, including rental income less operating costs and depreciation, are recorded in other noninterest income.

(I) ALLOWANCE FOR CREDIT LOSSES
The allowance for credit losses is maintained at a level that in management's judgment is adequate to provide for estimated probable credit losses resulting from on-balance-sheet credit exposure for items such as loans and derivative financial instruments, and off-balance-sheet credit exposure for credit-related and derivative financial instruments. The amount of the allowance is based on management's formal review and analysis of potential credit losses, as well as prevailing economic conditions. The allowance is increased by provisions for credit losses, which are charged to earnings, and is reduced by charge-offs net of recoveries.

(J) ASSETS HELD FOR ACCELERATED DISPOSITION
In 1992, the Corporation segregated certain commercial real estate assets and related commitments in an accelerated disposition portfolio. The Corporation transferred assets to this portfolio at their estimated disposition values. The assets in this portfolio are carried at the lower of the initially established carrying values or newly estimated disposition values. The credit and valuation process related to this portfolio is performed quarterly to assess the ongoing condition of each individual credit, to determine any change in credit risk classification, and to determine the need, if any, for additional valuation adjustments. Income recognition is based on the credit characteristics of the individual assets in the disposition portfolio. Net gains as a result of transaction activity related to disposition portfolio assets are included in noninterest income.

(K) PREMISES AND EQUIPMENT
Premises and equipment are stated at cost less accumulated depreciation and amortization, which are computed principally on the straight-line method over the estimated useful lives of the related assets. Gains and losses on dispositions are reflected in other noninterest income. Maintenance and repairs are charged to noninterest expense as incurred.

(L) FOREIGN CURRENCY TRANSLATION
The Corporation's translation policies are based on a determination of the primary operating currency (functional currency) for each foreign installation. If a foreign installation's functional currency is the U.S. dollar, assets and liabilities carried in local currency are translated to U.S. dollars at current exchange rates except for premises and equipment, which are translated at historic rates. Translation effects and results of related hedging transactions, neither of which is material, are included in other noninterest income.

If the foreign installation's functional currency is its local currency, all assets and liabilities are translated at current exchange rates. Translation adjustments, related hedging results and applicable income taxes are included in other adjustments within stockholders' equity. If a foreign installation is to be sold or liquidated, the related accumulated other adjustments balance is reversed and recognized as part of the gain or loss on disposition.

Operating results of foreign installations are translated at averages of exchange rates prevailing during the year. The interest element of hedging transactions is included in interest expense.

(M) INCOME TAXES
The Corporation's accounting for income taxes is based on an asset and liability approach. The Corporation recognizes the amount of taxes payable or refundable for the current year, and deferred tax assets and liabilities for the future tax consequences that have been recognized in its financial statements or tax returns. The measurement of tax assets and liabilities is based on the provisions of enacted tax laws.

(N) FEES RELATED TO LENDING ACTIVITIES
Lending origination fees, net of costs, and loan commitment fees, in general, are deferred and amortized as interest income over the life of the related loan. The deferred fees and costs are netted against outstanding loan balances. Certain credit-related fees, such as syndication management fees, commercial letters of credit fees, and fees on unused, available lines of credit, are recorded as service charges and commissions in noninterest income when earned. Fees on standby letters of credit and guarantees are recorded as service charges and commissions on a straight-line basis over the term of the related agreements.

(O) PENSION, OTHER POSTRETIREMENT AND POSTEMPLOYMENT PLANS
The Corporation maintains a noncontributory defined benefit plan covering all eligible, salaried domestic employees. Retirement benefits are primarily a function of both an employee's years of service and final levels of compensation. The Corporation's funding policy is to contribute an amount equal to the net periodic pension cost for the year, but not less than the minimum required by ERISA or more than the maximum tax deductible amount based on IRS limits. For 1994, no contribution was required.

Net experience gains and losses are amortized over three years. Settlement gains, which occur when vested former employees elect to receive lump sum cash payments, are recorded as net periodic pension credits. Such gains represent the accelerated recognition of the transition asset and net experience gains and losses.

Employees in foreign offices participate to varying degrees in local pension plans, the forms of which are often prescribed by local laws and customs. These plans in the aggregate are not significant.

The Corporation has no material other postretirement or postemployment obligations.

(P) OFFSETTING OF AMOUNTS RELATED TO CERTAIN CONTRACTS
In 1994, the Corporation prospectively adopted Financial Accounting Standards Board (FASB) Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts. This interpretation is applicable to the balance sheet presentation of derivative financial instruments. These derivatives include interest rate, currency, commodity and equity swaps, forwards, options, caps, floors, forward rate agreements, and other conditional or exchange contracts, and include both exchange-traded and over-the-counter contracts.

In general, purchased option, cap and floor contracts are reported in derivative product assets, and written option, cap and floor contracts are reported in derivative product liabilities. For other derivative financial instruments, an unrealized gain is reported in derivative product assets and an unrealized loss is reported in derivative product liabilities. Previously, the Corporation reported certain unrealized gains and unrealized losses on a net basis.

Derivative financial instruments executed with the same counterparty under a legally enforceable master netting arrangement are reported on a net basis as derivative product assets or liabilities.

At December 31, 1993, the fair value of currency options purchased totaled $536 million, while the fair value of currency options written totaled $501 million. These amounts are recorded in other assets and other liabilities, respectively.

FASB Interpretation No. 41, Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements, was issued in December 1994. This interpretation is effective for 1994 financial statements. It modifies FASB Interpretation No. 39 to permit but not require offsetting in the balance sheet of securities under repurchase agreements and securities under resale agreements that meet certain conditions. Net receivable positions may not be offset against net payable positions. The Corporation has not adopted this interpretation in 1994; however, it may be adopted in a subsequent reporting period pending a review of its potential effect on the Corporation.

(Q) ACCOUNTING FOR CREDIT CARD SOLICITATION COSTS
The Corporation changed its accounting policy in 1992 to expense certain credit card solicitation costs. Previously, these costs were deferred and amortized over the estimated life of the account. The Corporation made this change to reflect the more prevalent industry practice.

(R) CASH FLOW REPORTING
The Corporation uses the indirect method to report cash flows from operating activities. Under this method, net income is adjusted to reconcile it to net cash flow from operating activities. Net reporting of cash transactions has been used when the balance sheet items consist predominantly of maturities of three months or less, or where otherwise permitted. Other items are reported on a gross basis. Cash flows related to sales of debt investment securities within three months of the maturity date are classified as maturities in the consolidated statement of cash flows. Cash and cash equivalents consist of cash and due from banks, whether interest-bearing or not.

Cash flows from derivative financial instruments are reported net as operating activities. Upon adopting FASB Interpretation No. 39 on January 1, 1994, a noncash transfer of balances attributable to derivative financial instruments on December 31, 1993 was made from other assets ($573 million), accrued income receivable ($941 million) and other liabilities ($1.3 billion) to net derivative product balances for purposes of reporting the Consolidated Statement of Cash Flows.

(S) ACCOUNTING FOR LOAN IMPAIRMENT
In May 1993, the FASB issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan. This standard was recently amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure. SFAS No. 114 addresses the accounting for loans when it is probable that all principal and interest amounts due will not be collected in accordance with its contractual terms (i.e. "impaired loans"). Pursuant to SFAS No. 114, to the extent the recorded investment of an impaired loan exceeds the present value of the loan's expected future cash flows or other measures of value, a valuation allowance is established for the difference. The corresponding allocation or charge will be to either the allowance for credit losses or to the provision for credit losses, respectively, depending on the adequacy of the overall allowance for credit losses. SFAS No. 114 also changes the definition of In-Substance Foreclosures (ISFs), which will result in currently reported ISFs being reclassified as nonaccrual loans. SFAS No. 118 allows for existing income recognition practices to continue.

The Corporation has adopted SFAS No. 114 and SFAS No. 118 as of January 1, 1995. It is expected that the adoption of these standards will not have a material effect on the Corporation's net income. The allowance for credit losses allocated to impaired loans is estimated at $26 million.

The January 1, 1995, aggregate recorded investment of loans that will be reclassified from ISFs to nonaccrual loans is approximately $15 million. In general, the Corporation will retain its existing income recognition practices as described in Note 1(f) on page 47.

N O T E  2 -- EARNINGS PER SHARE

The Corporation presents earnings per share on both a primary and a fully diluted basis. Primary earnings per share were computed by dividing net income, after deducting dividends on preferred stock, by the average number of common and common-equivalent shares outstanding during the period.

Common-equivalent shares consist of shares issuable under the Employee Stock Purchase and Savings Plan and outstanding stock options. Fully diluted shares also include the common shares that would result from the conversion of convertible preferred stock.

To compute fully diluted earnings per share, net income was reduced by preferred stock dividend requirements, except those related to convertible stock.

The net income, preferred stock dividends and shares used to compute primary and fully diluted earnings per share are presented in the following table.

____________________________________________________________________________________________________

 (In millions)                                                1994             1993             1992
____________________________________________________________________________________________________
 PRIMARY
   Net income............................                   $689.7           $804.5            $93.5
   Preferred stock dividends (1).........                     52.2             57.0             44.6
                                                            ------           ------            -----
   Net income attributable to common
    stockholders' equity.................                   $637.5           $747.5            $48.9
                                                            ======           ======            =====
   Average number of common and
    common-equivalent shares.............                     90.5             85.2             76.5

 FULLY DILUTED
   Net income............................                   $689.7           $804.5              N/M
   Preferred stock dividends, excluding
    convertible Series A and B, where
    applicable (1).......................                     40.7             43.7              N/M
                                                            ------           ------            -----
   Fully diluted net income..............                   $649.0           $760.8              N/M
                                                            ======           ======            =====
   Average number of shares, assuming
    full dilution........................                     94.2             90.3              N/M
____________________________________________________________________________________________________
(1) 1994 preferred dividends include a 3% premium, totaling $4.5 million, paid on the redemption of the Corporation's Cumulative Preferred Stock, Series D, par value $150 million.
N/M - Not meaningful.

For 1992, the calculation of fully diluted earnings per share would have produced an anti-dilutive result and, therefore, is not shown in the preceding table.


N O T E  3 -- BUSINESS ACQUISITIONS

In November 1993, the Corporation and Lake Shore Bancorp., Inc. (Lake Shore) signed a definitive agreement providing for the merger of Lake Shore into the Corporation. Lake Shore, with approximately $1.2 billion in assets and capital of approximately $123 million as of July 8, 1994, had seven locations in the Chicago metropolitan area. It was the holding company for Lake Shore National Bank, Chicago, Illinois, and Bank of Hinsdale, Hinsdale, Illinois.

The combination was consummated on July 8, 1994. Consideration tendered for Lake Shore shares and stock options was approximately $323 million, which consisted of approximately 6.4 million common shares and share equivalents of the Corporation. The agreement provided that each share or share equivalent of Lake Shore common stock be exchanged for the Corporation's common stock valued at $31.08. The exchange ratio was based on the average closing price of the Corporation's common stock during a 20-day trading period beginning on June 7, 1994, and ending on July 5, 1994, with a minimum price of $37 and a maximum of $53 per share. The average closing price of the Corporation's common stock during the 20-day trading period was $50.406 per share.

The combination was accounted for on a pooling-of-interest basis; however, because the transaction was not considered significant from an accounting perspective, the Corporation did not restate either 1994 or prior-year financial data.


N O T E  4 -- BUSINESS SEGMENTS

An analysis of the Corporation's results on a line-of-business basis is shown below.

_______________________________________________________________________________________________________________________

BUSINESS SEGMENTS
_______________________________________________________________________________________________________________________
                                          Consumer             Corporate                Other            First Chicago
                                           Banking              Banking              Activities (1)       Corporation
(Dollars in millions,                __________________    __________________     __________________   ________________
 except where noted)                  1994       1993        1994       1993        1994       1993     1994       1993
_______________________________________________________________________________________________________________________
Net income .....................     $ 331      $ 258       $ 208      $ 291        $151       $255    $ 690      $ 804
Return on equity ...............        36%        35%          9%        15%        N/M        N/M       17%        24%
Average assets (presecuritized)
  (in billions) ................     $16.0      $14.4       $52.3      $45.5       $1.4        $1.8    $69.7      $61.7
Average common equity
  (in billions) ................       0.9        0.7         2.1        1.7         0.8        0.7      3.8        3.1
_______________________________________________________________________________________________________________________

(1) Includes results from the accelerated asset disposition portfolio, the venture capital group and other special corporate items.

N/M-Not meaningful.



Financial results are aligned by customer segment-Consumer and Corporate-and by major businesses within these categories. The results are derived from the internal profitability reporting system and reflect full allocation of all institutional and overhead items. This system uses a detailed funds transfer methodology and a common equity allocation based on risk elements. Consumer Banking results are presented before the securitization of credit card receivables ("presecuritized") to facilitate analysis of trends.

The following table further details results for other corporate activities that are not specifically allocated to a business segment.

_______________________________________________________________________________________________________________________
                                                        Venture Capital                              Other
(Dollars in millions,                                      Activities                           Activities (1)
 except where noted)                          _______________________________        _______________________________
_______________________________________________________________________________________________________________________
                                                1994        1993         1992          1994        1993         1992
_______________________________________________________________________________________________________________________
Net interest
 income-tax-
 equivalent basis.............                 $ (37)       $(30)       $ (37)        $  24        $ 20        $  11

Combined credit provisions....                     -           -           (1)            -           -          625

Noninterest income............                   189         371          179            89          58            -

Noninterest expense...........                     1           4           12            46          18           92

Net income(loss)..............                    95         204           80            56          51         (235)

Return on equity..............                    26%         37%          14%          N/M         N/M          N/M

Average assets (in billions)..                  $1.3        $1.3         $1.3          $0.1        $0.5        $ 0.3

Average loans (in billions)...                     -           -            -             -        $0.5        $ 0.4

Average common equity
  (in billions)...............                  $0.3        $0.5         $0.5          $0.5        $0.2        $ 0.3
_______________________________________________________________________________________________________________________
(1) Includes disposition portfolio activities since initiated in September 1992, other special corporate items, and the cumulative effect of changes in accounting principles.
N/M - Not meaningful.

The Corporation is primarily engaged in the banking business, and with the continuing globalization of financial markets, the distinction between international and domestic activities has become less important.  The following table shows approximate consolidated financial data for the three years ended December 31, 1994, attributable to domestic and foreign operations by geographic area in accordance with current regulatory reporting requirements.


______________________________________________________________________________________________________________
                                                                                  Income
                                                                                  (loss)
                                                                                  Before        Net
                                                                                  Income     Income      Total
  (IN MILLIONS)                                        Revenues(1)   Expenses(2)   Taxes      (Loss)    Assets
______________________________________________________________________________________________________________
 1994
 Domestic operations................................        $4,445        $3,411   $1,034     $676     $52,815
 Foreign operations
   Europe-Middle East-Africa........................           387           376       11        6       8,084
   Asia-Pacific.....................................           122           135      (13)     (12)      3,826
   Other............................................           141           110       31       20       1,175
                                                            ------        ------   ------     ----     -------
   Total foreign operations.........................           650           621       29       14      13,085
                                                            ------        ------   ------     ----     -------
 Consolidated.......................................        $5,095        $4,032   $1,063     $690     $65,900
                                                            ======        ======   ======     ====     =======
______________________________________________________________________________________________________________
 1993
 Domestic operations................................        $4,130        $2,966  $1,164       $712    $44,301
 Foreign operations
   Europe-Middle East-Africa........................           399           348      51         32      3,937
   Asia-Pacific.....................................           149           156      (7)        (5)     2,921
   Other............................................           148            56      92         65      1,401
                                                            ------        ------  ------       ----    -------
   Total foreign operations.........................           696           560     136         92      8,259
                                                            ------        ------  ------       ----    -------
 Consolidated.......................................        $4,826        $3,526  $1,300       $804    $52,560
                                                            ======        ======  ======       ====    =======
______________________________________________________________________________________________________________
 1992
 Domestic operations................................        $3,620        $3,963   $(343)     $ (12)   $40,163
 Foreign operations
   Europe-Middle East-Africa........................           439           387      52         41      4,496
   Asia-Pacific.....................................           160           149      11          7      2,887
   Other............................................           139            59      80         58      1,735
                                                            ------        ------   -----       ----    -------
   Total foreign operations.........................           738           595     143        106      9,118
                                                            ------        ------   -----       ----    -------
 Consolidated......................................         $4,358        $4,558   $(200)      $ 94    $49,281
                                                            ======        ======   =====       ====    =======
______________________________________________________________________________________________________________
(1) Includes interest income and noninterest income.
(2) Includes interest expense, provision for credit losses and noninterest expense.

The 1992 results from domestic operations include $611.3 million of provisions for assets held for accelerated disposition and $208.0 million related to the cumulative effect of changes in accounting principles.

Results from foreign operations include provisions for credit losses of $(52) million in 1994, $13 million in 1993 and $(3) million in 1992. Brazilian bonds received as part of a debt restructuring, which were treated as loan loss recoveries, and other recoveries related to foreign loans were the primary reasons for the negative provision in 1994.

Because many of the resources employed by the Corporation are common to both its foreign and domestic activities, it is difficult to segregate assets, related revenues and expenses into their foreign and domestic components. The amounts in the preceding table are estimated on the basis of internally developed assignment and allocation procedures, which to some extent are subjective. The principal internal allocations used to prepare this information are described in the following text.

The allocation of corporate overhead expense is based on allocations appropriate to individual activities. Expenses incurred for the benefit of another geographic area, including certain domestic administrative expenses, are allocated to the area benefited.

Total assets and revenues reflect the allocation of loans and related interest income among geographic areas based on the domicile of the customer. Deposit placements and related revenues are allocated geographically based on the domicile of the depository institution.

Differences between contractual spreads and actual funding results are reflected in the earnings of the areas providing the funding. Distribution of certain fee income among geographic areas is reflected on the basis of
services rendered.   Capital, with the exception of capital at foreign
subsidiaries, has been allocated to domestic operations.

N O T E  5 - - INVESTMENT SECURITIES

Investment securities in the consolidated balance sheet at December 31, 1994 and 1993, are summarized as follows.

________________________________________________________________________________________________________________
                                                                          Unrealized     Unrealized         Fair
 DECEMBER 31, 1994 (In millions)           Book Value      Cost Basis          Gains         Losses        Value
________________________________________________________________________________________________________________
 U.S. government and federal agency
   Held to maturity....................        $  276          $  276           $  -           $  8       $  268
   Available for sale..................           465             472              -              7          465
                                               ------          ------           ----           ----       ------
          Total........................           741             748              -             15          733

 States and political subdivisions
   Held to maturity....................           176             176              7              2          181
   Available for sale..................             -               -              -              -            -
                                               ------          ------           ----           ----       ------
          Total........................           176             176              7              2          181

 Other bonds, notes and debentures
   Held to maturity....................             4               4              -              -            4
   Available for sale..................            51              51              -              -           51
                                               ------          ------           ----           ----       ------
          Total........................            55              55              -              -           55

 Equity securities (1)
   Venture capital.....................         1,406             974            525             93        1,406
   Available for sale (2)..............           214             213              1              -          214
                                               ------          ------           ----           ----       ------
          Total .......................         1,620           1,187            526             93        1,620

          Total investment securities..        $2,592          $2,166           $533           $110       $2,589
                                               ======          ======           ====           ====       ======
________________________________________________________________________________________________________________
                                                                          Unrealized     Unrealized        Fair
 December 31, 1993 (In millions)           Book Value      Cost Basis          Gains         Losses       Value
________________________________________________________________________________________________________________
 U.S. government and federal agency
   Held to maturity.....................       $  245          $  245           $  2           $  1      $  246
   Available for sale...................          243             243              -              -         243
                                               ------          ------           ----           ----      ------
          Total.........................          488             488              2              1         489

 States and political subdivisions
   Held to maturity.....................          162             162              7              -         169
   Available for sale...................            -               -              -              -           -
                                               ------          ------           ----           ----      ------
          Total.........................          162             162              7              -         169

 Other bonds, notes and debentures
   Held to maturity....................             4               4              -              -           4
   Available for sale..................            15              15              -              -          15
                                               ------           -----           ----           ----      ------
          Total........................            19              19              -              -          19

 Equity securities (1)
   Venture capital......................        1,465             955            627            117       1,465
   Available for sale (2)...............          122             121              1              -         122
                                               ------          ------           ----           ----      ------
           Total........................        1,587           1,076            628            117       1,587

           Total investment securities..       $2,256          $1,745           $637           $118      $2,264
                                               ======          ======           ====           ====      ======
________________________________________________________________________________________________________________

 (1) The fair values of certain securities for which market quotations were not available were estimated.  In addition, the fair values reflect liquidity and other market-related factors.

 (2) Includes Federal Reserve stock.


Gross proceeds from the sale of available for sale investment securities were $245 million for the year ended December 31, 1994, reflecting gross realized gains of $6.5 million and gross realized losses of $5.3 million.

Gross proceeds from the sale of debt investment securities were $0.2 million and $366 million for the two years ended December 31, 1993 and 1992, respectively.

For 1993 and 1992, gross debt investment securities gains were $1.5 million and $8.6 million, respectively, and gross debt investment securities losses were $1.2 million and $17 thousand, respectively. The applicable income taxes were $0.1 million and $3.2 million, respectively.
The pretax change in net unrealized gain (loss) on available for sale securities included in other adjustments in stockholders' equity was $(7.5) million in 1994.

____________________________________________________________________________________________________________________________________
As of December 31, 1994, debt investment securities - held to maturity and available for sale - had the following maturity characteristics.
____________________________________________________________________________________________________________________________________
                                                                        Held to Maturity                      Available for Sale
                                                                     -----------------------                ------------------------
                                                                      Cost               Fair                Cost               Fair
 (In millions)                                                       Basis              Value               Basis              Value
____________________________________________________________________________________________________________________________________
 U.S. GOVERNMENT AND FEDERAL AGENCY
 Maturing within one year....................                         $ 84               $ 83                $369               $368
 Maturing after one but within five years....                          191                184                  97                 92
 Maturing after five but within ten years....                            -                  -                   4                  3
 Maturing after ten years....................                            1                  1                   2                  2
                                                                      ----               ----                ----               ----
                                                                      $276               $268                $472               $465
                                                                      ====               ====                ====               ====
____________________________________________________________________________________________________________________________________
 STATES AND POLITICAL SUBDIVISIONS
 Maturing within one year....................                         $ 20               $ 21                $  -               $  -
 Maturing after one but within five years....                           74                 78                   -                  -
 Maturing after five but within ten years....                           51                 52                   -                  -
 Maturing after ten years....................                           31                 30                   -                  -
                                                                      ----               ----                ----               ----

                                                                      $176               $181                $  -               $  -
                                                                      ====               ====                ====               ====
____________________________________________________________________________________________________________________________________
 OTHER BONDS, NOTES AND DEBENTURES
 Maturing within one year....................                         $  1               $  1                $  2               $  2
 Maturing after one but within five years....                            1                  1                   2                  2
 Maturing after five but within ten years....                            1                  1                   -                  -
 Maturing after ten years....................                            1                  1                  47                 47
                                                                      ----               ----                ----               ----
                                                                      $  4               $  4                $ 51               $ 51
                                                                      ====               ====                ====               ====
____________________________________________________________________________________________________________________________________

N O T E  6 -- LOANS

Following is a breakdown of loans included in the consolidated balance sheet as of December 31, 1994 and 1993.


_____________________________________________________________________________________________________
 (In millions)                                                                  1994             1993
_____________________________________________________________________________________________________
 Commercial Risk
   Domestic
     Commercial.................................                             $ 7,806          $ 6,007
     Real estate
       Construction.............................                                 256              315
       Other....................................                               2,240            2,094
     Financial institutions.....................                               1,027            1,292
     Other......................................                               2,869            2,746
   Foreign......................................                               1,832            1,975
                                                                             -------          -------
           Subtotal.............................                              16,030           14,429
_____________________________________________________________________________________________________
 Consumer Risk
   Credit cards.................................                               6,337            5,778
   Secured by real estate
     Mortgage...................................                               1,581            1,469
     Home equity lines..........................                                 832              780
   Other........................................                               1,167              647
                                                                             -------          -------
           Subtotal.............................                               9,917            8,674
                                                                             -------          -------
           Total................................                             $25,947          $23,103
                                                                             =======          =======
_____________________________________________________________________________________________________

The amount of interest shortfall (the difference between contractual interest due and interest actually recorded) related to nonperforming loans at year-end was $6 million in 1994 and $14 million in 1993.

Credit card receivables are available for sale through the Corporation's credit card securitization program. Since these receivables are sold at face value, their sale would have no impact on the Corporation's financial results.

The Corporation has loans outstanding to certain of its directors and executive officers and to partnerships or companies in which a director or executive officer has at least a 10% beneficial interest. At December 31, 1994 and 1993, $180 million and $295 million, respectively, of such loans to related parties were outstanding. An analysis of the activity during 1994 with respect to such loans includes additions of $123 million and reductions of $238 million.

N O T E  7 -- ALLOWANCE FOR CREDIT LOSSES

Changes in the allowance for credit losses for the three years ended December 31, 1994, were as follows.


____________________________________________________________________________________________________
 (In millions)                                                1994             1993             1992
____________________________________________________________________________________________________
 Balance, beginning of year..............                    $ 683            $ 624           $ $759
 Additions (deductions)
   Charge-offs...........................                     (242)            (279)            (461)
   Recoveries............................                       91               97               88
                                                             -----            -----            -----
   Net charge-offs.......................                     (151)            (182)            (373)
   Provision for credit losses...........                      224              270              425
   Provision for loans held for
     accelerated disposition.............                        -                -              491
   Charge-offs of loans upon transfer to
    accelerated disposition portfolio....                        -                -             (636)
 Other:
   Mergers and acquisitions..............                       16                -                -
   Transfers related to securitized
     receivables.........................                      (49)             (29)             (42)
                                                             -----            -----            -----
 Balance, end of year....................                    $ 723            $ 683            $ 624
                                                             =====            =====            =====
____________________________________________________________________________________________________

N O T E   8 -- PLEDGED AND RESTRICTED ASSETS

Assets carried at $16.5 billion in the consolidated balance sheet at December 31, 1994, were pledged as collateral for borrowings, to secure government and trust deposits, and for other purposes as required by law.

Based on the types and amounts of deposits received, banks must maintain noninterest-bearing cash balances in accordance with Federal Reserve Bank reserve requirements. The average noninterest-bearing cash balance maintained to meet reserve requirements was $598 million in 1994 and $574 million in 1993.


N O T E  9 -- LEASE COMMITMENTS

The Corporation has entered into a number of operating and capitalized lease agreements for premises and equipment. The minimum annual rental commitments under these leases are shown below.




________________________________________________________
 (In millions)
________________________________________________________
 1995...........................                    $ 61
 1996...........................                      57
 1997...........................                      55
 1998...........................                      50
 1999...........................                      49
 2000 and beyond................                     304
                                                    ----

           Total................                    $576
                                                    ====
________________________________________________________

Occupancy expense has been reduced by rental income from premises leased to others in the amount of $27.1 million in 1994, $28.1 million in 1993 and $25.0 million in 1992.

N O T E  10 -- LONG-TERM DEBT

Long-term debt consists of borrowings having an original maturity of seven years or more. Long-term debt at December 31, 1994 and 1993, was as follows.


____________________________________________________________________________________________________
 (In millions)                                                                 1994             1993
____________________________________________________________________________________________________
 8-1/2% notes due 1998..........................                             $  100           $   99
 Subordinated 9% notes due 1999.................                                199              199
 Subordinated 9-7/8% notes due 2000.............                                 99               99
 Subordinated 9-1/5% notes due 2001.............                                  5                5
 Subordinated 9-1/4% notes due 2001.............                                100              100
 Subordinated 10-1/4% notes due 2001............                                100              100
 Subordinated 11-1/4% notes due 2001............                                 96               96
 Subordinated 8-7/8% notes due 2002.............                                100              100
 Subordinated 8-1/4% notes due 2002.............                                100              100
 Subordinated 7-5/8% notes due 2003.............                                199              199
 Subordinated 6-7/8% notes due 2003.............                                200              200
 Subordinated floating rate notes due 2003......                                149              149
 Subordinated 6-3/8% notes due 2009.............                                198                -
 Equity commitment notes
   Subordinated 9-7/8% notes due 1999...........                                200              200
 Equity contract notes
   Subordinated floating rate capital notes
     due 1996...................................                                125              125
 Other long-term debt...........................                                301              294
                                                                             ------           ------
           Total................................                             $2,271           $2,065
                                                                             ======           ======
____________________________________________________________________________________________________

8-1/2% NOTES
These notes are direct, unsecured obligations of the Corporation and are not subordinated to any other indebtedness of the Corporation. They may not be redeemed prior to their stated maturity.

SUBORDINATED NOTES
These notes are direct obligations of the Corporation and are subordinated to other indebtedness of the Corporation. They may not be redeemed prior to their stated maturity. They have fixed interest rates that range from 6-3/8% to 11-1/4% and maturities that range from 1999 to 2009. The floating rate notes due in 2003 have an interest rate priced at the greater of 4-1/4% or the three-month London interbank offered rate plus 1/8%. During 1993, $3.4 million of the 11-1/4% subordinated notes were repurchased at a premium in open market transactions. A charge of $419,000 related to these transactions was included in other noninterest income.

EQUITY COMMITMENT NOTES
The subordinated notes maturing in 1999 are direct obligations of the Corporation and may not be redeemed prior to their stated maturity. Such notes are subordinated to other indebtedness of the Corporation.

The agreements under which these notes were issued require the Corporation, prior to maturity, to issue common stock, perpetual preferred stock or other forms of equity approved by the Federal Reserve Board in an amount equal to the original aggregate principal amount of the notes. As of December 31, 1994, the Corporation had issued all of the equity securities required by the agreements.

EQUITY CONTRACT NOTES
The subordinated floating rate capital notes maturing in 1996 are a direct obligation of the Corporation and are subordinated to other indebtedness of the Corporation. The interest rate on these notes is reset quarterly at 3/16% over the average offered rate quoted in the London interbank market for three-month Eurodollar deposits. The effective interest rate on this issue as of December 31, 1994, was 6.625%.

OTHER LONG-TERM DEBT
Other long-term debt of $301 million includes various notes with maturities ranging from 1995 to 2026 and interest rates at December 31, 1994, ranging from 5.5% to 13%. Of this amount, $276 million relates to the sale and leaseback of certain bank properties. The effective interest rate related to this transaction is 8.7%, with expected maturity in 2018.

Original issue discount and deferred issuance costs are amortized over the terms of the related notes.


N O T E  11 -- PREFERRED STOCK

The Corporation currently is authorized to issue 15,000,000 shares of preferred stock, without par value. The Board of Directors is authorized to fix the particular designations, preferences, rights, qualifications and restrictions for each series of preferred stock issued. All preferred shares rank prior to common shares both as to dividends and liquidation, but have no general voting rights. The dividend rate on each of the cumulative adjustable rate series is based on stated value and adjusted quarterly, based on a formula that considers the interest rates for selected short-and long-term U.S. Treasury securities prevailing at the time the rate is set. The minimum, maximum and current dividend rates, as of December 31, 1994, are presented in the following table.


___________________________________________________________________________________________________________________

                                         Stated            Annual Dividend Rate          Earliest       Redemption
 Preferred                Shares       Value Per    ________________________________     Redemption         Price
 Stock Series          Outstanding       Share       Maximum     Minimum     Current        Date             (1)
___________________________________________________________________________________________________________________
 Cumulative Adjustable Rate:

   Series A........     2,410,000    $   50.00         15.00%       7.00%       7.00%       (2)           $   50.00
   Series B........     1,191,000       100.00         12.00        6.00        6.00        (2)              100.00
   Series C........       713,800       100.00         12.50        6.50        6.50        (2)              100.00

 Cumulative Fixed Rate:
   Series E (3)....       160,000       625.00          8.45        8.45        8.45     11/16/97 (4)        625.00

 Cumulative Convertible Fixed Rate:
   Series B (5)....        40,000     5,000.00          5.75        5.75        5.75     04/01/97 (6)      5,172.50
___________________________________________________________________________________________________________________

(1)   Plus accrued and unpaid dividends.
(2)   Currently redeemable.
(3)   Represented by 4,000,000 depositary shares, with a corresponding annual dividend rate of $2.11 each and a $25 stated value.
(4)   The preferred shares are redeemable on or after November 16, 1997, at $625 per share (equivalent to
      $25 per depositary share).
(5)   Represented by 4,000,000 depositary shares, with a corresponding annual dividend rate of $2.875 each and a $50 stated value.
(6)   The preferred  shares may be converted into shares of the Corporation's common stock at the option of the stockholders at any time at the conversion price of  $53.625 per common share, subject to adjustment under certain conditions.  Shares are redeemable beginning April 1, 1997, at the option of the Corporation, at a price of $5,172.50 ($51.725 per depositary share), with the redemption price decreasing annually until the shares are redeemable on or after  April 1, 2003, at their stated value of $5,000 per share ($50 per depositary share).

All shares of the Corporation's 10% Cumulative Preferred Stock, Series D, were called for redemption on July 1, 1994. The redemption price of $25.75 per share plus accrued and unpaid dividends incorporates a 3% premium, totaling $4.5 million.

All shares of the Corporation's Cumulative Convertible Preferred Stock,
Series A, were called for redemption on September 2, 1993. Each Series A share was convertible into 1.391 shares of the Corporation's common stock at the option of the stockholder, and approximately 2,100,000 shares of the stock were converted into approximately 3,000,000 shares of common stock. Resultant fractional shares were paid in cash. On September 2, 1993, the Corporation redeemed the remaining shares of the Cumulative Convertible Preferred, Series A at the redemption price of $51.50 per share plus accrued and unpaid dividends.

In December 1988, the Corporation paid a dividend of one Preferred Share Purchase Right (a Right) for each outstanding share of common stock of the Corporation. Similar Rights are issued by the Corporation with each share of the Corporation's common stock issued after December 2, 1988, subject to adjustment. Until a person or group acquires beneficial ownership of, or begins a tender or exchange offer for, 20% or more of the Corporation's common stock, the Rights will not be exercisable and will be transferred upon the transfer of shares of the Corporation's common stock. Upon the occurrence of certain events, each Right entitles the holder to purchase one one-hundredth of a share of the Corporation's Series A Junior Participating Preferred Stock, without par value, at a price of $130.

Under certain other circumstances, the holder of a Right may have the right to receive upon payment of the Right's $130 exercise price 1) common stock of a company acquiring control of the Corporation that has a market value of two times the exercise price of the Right, or 2) common stock of the Corporation having a market value of two times the exercise price of the Right.

The Rights, which expire December 2, 1998, are redeemable in whole, but not in part, at the Corporation's option prior to the time they are exercisable, for a price of $.01 per Right.


N O T E  12 -- INCOME TAXES

The components of total applicable income taxes (benefits) reported in the consolidated income statement for the years ended December 31, 1994, 1993 and 1992, are as follows.



_____________________________________________________________________________________________________

 (In millions)                                                 1994            1993              1992
_____________________________________________________________________________________________________
 Current tax expense (benefit)
   Federal..............................                     $202.1          $177.3           $  (1.9)
   Foreign..............................                        7.4            29.1              20.5
   State................................                       45.8            42.6               4.9
                                                             ------          ------           -------
           Total........................                      255.3           249.0              23.5

 Deferred tax expense (benefit)
   Federal..............................                      115.8           230.0            (101.3)
   State................................                        2.2            16.6              (7.8)
                                                             ------          ------           -------
           Total........................                      118.0           246.6            (109.1)
                                                             ------          ------           -------

 Applicable income taxes (benefit).....                      $373.3          $495.6           $ (85.6)
                                                             ======          ======           =======
_____________________________________________________________________________________________________

The preceding table excludes the tax expense (benefit) recorded directly in stockholders' equity of $0.7 million, $(4.7) million and $(0.4) million in 1994, 1993 and 1992, respectively. The table also excludes $122.6 million of 1992 taxes related to the cumulative effect of changes in accounting principles.

A net deferred tax liability is included in other liabilities in the consolidated balance sheet as a result of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their related tax bases. The components of the net deferred tax liability as of December 31, 1994 and 1993, are as follows.

________________________________________________________________________________________________________

 (In millions)                                                                       1994           1993
________________________________________________________________________________________________________
 DEFERRED TAX LIABILITIES
 Deferred income on lease financing.....................                         $  762.9       $  745.3
 Appreciation of venture capital investments............                            219.0          181.9
 Prepaid pension asset..................................                            135.1          133.1
 Other..................................................                            145.2          145.6
                                                                                 --------       --------
 Gross deferred tax liabilities.........................                          1,262.2        1,205.9
                                                                                 --------       --------

 DEFERRED TAX ASSETS
 Allowance for credit losses............................                            286.9          292.5
 Securitization of credit card receivables..............                             86.0           65.5
 Alternative minimum tax credit carryforward............                                -          115.9
 Other..................................................                            250.2          255.9
                                                                                 --------       --------
 Gross deferred tax assets..............................                            623.1          729.8
 Valuation allowance....................................                                -              -
                                                                                 --------       --------
 Gross deferred tax assets, net of valuation allowance..                            623.1          729.8
                                                                                 --------       --------

 Net deferred tax liability.............................                         $  639.1       $  476.1
                                                                                 ========       ========
________________________________________________________________________________________________________

The reasons for the differences between applicable income taxes and the amounts computed at the applicable regular federal tax rates of 35% in 1994, 35% in 1993 and 34% in 1992 were as follows.


____________________________________________________________________________________________________

 (In millions)                                                1994             1993             1992
____________________________________________________________________________________________________
 Taxes at statutory federal income tax
   rate.................................                    $372.1           $455.0           $(68.0)
 Increase (decrease) in taxes resulting
   from
     Tax-exempt income (net)............                     (10.3)           (12.0)           (13.8)
     State income taxes, net of federal
       income taxes.....................                      31.6             31.8             (1.9)
     Goodwill...........................                       2.8              7.5              3.4
     Other..............................                     (22.9)            13.3             (5.3)
                                                            ------           ------           ------

 Applicable income taxes (benefit)......                    $373.3           $495.6           $(85.6)
                                                            ======           ======           ======
____________________________________________________________________________________________________

The Corporation had no alternative minimum tax credit carryforward for tax purposes at December 31, 1994. The Corporation had an alternative minimum tax credit carryforward for tax purposes of $109.2 million at December 31, 1993, and $41.3 million at December 31, 1992.


The Corporation had a foreign tax credit carryforward of $42.9 million at December 31, 1992, that was fully utilized in 1993. The Corporation also had a federal tax return net-operating loss carryforward of $644.4 million at December 31, 1992, which was also fully utilized in 1993.


N O T E  13 -- EMPLOYEE BENEFIT AND INCENTIVE PLANS

(A) PENSION PLANS

Net periodic pension credit was $7.3 million in 1994, $18 million in 1993 and $31.5 million in 1992.

The assumptions used in determining the projected benefit obligation and the net periodic pension credit, as appropriate, are shown below.


__________________________________________________________________________________________________

                                                                 1994          1993           1992
__________________________________________________________________________________________________
 Discount rate..............................                      9.0%          7.5%           8.5%

 Rate of increase in future salary levels...                      5.0           4.5            5.0

 Expected long-term rate of return..........                      9.5           9.5            9.5
__________________________________________________________________________________________________


The following table reconciles the plans' funded status with the amounts recorded in the Corporation's consolidated balance sheet.


____________________________________________________________________________________________________

 December 31 (In millions)                                                      1994            1993
____________________________________________________________________________________________________
 Projected benefit obligation:
   Vested benefits................................                           $(419.0)        $(430.6)
   Nonvested benefits.............................                             (54.1)          (60.9)
                                                                             -------         -------

 Accumulated benefit obligation...................                            (473.1)         (491.5)
 Effect of projected future compensation levels...                             (91.1)          (99.3)
                                                                             -------         -------

 Projected benefit obligation.....................                            (564.2)         (590.8)
 Plans' assets at fair value(1)...................                             931.0           968.4
                                                                             -------         -------
 Plans' assets in excess of projected benefit
   obligation.....................................                             366.8           377.6
 Unrecognized net gain due to experience different
   from assumptions...............................                             (31.1)          (37.4)
 Unrecognized net transition asset(2).............                             (32.5)          (37.2)
 Unrecognized prior service cost..................                              87.0            74.6
                                                                             -------         -------

 Prepaid pension cost.............................                           $ 390.2         $ 377.6
                                                                             =======         =======
____________________________________________________________________________________________________
 (1) Includes shares of the Corporation's common stock with a market value of $20.1 million in 1994 and $17.9 million in 1993.
 (2) The unrecognized net transition asset will be amortized over approximately 6.5 years.

The components of the net periodic pension credit for each of the last three years are as follows.

____________________________________________________________________________________________________

 (In millions)                                               1994              1993             1992
____________________________________________________________________________________________________
 Service costs--benefits earned during
   period.............................                     $ 29.2           $  22.3           $ 20.9
 Interest cost on projected benefit
   obligation.........................                       49.6              43.8             41.5
 Return on plan assets................                       (0.6)           (109.6)           (80.1)
 Net amortization, deferral and other.                      (85.5)             25.5            (13.8)
                                                           ------            ------           ------

 Net periodic pension credit..........                     $ (7.3)           $(18.0)          $(31.5)
                                                           ======            ======           ======
____________________________________________________________________________________________________

(B) SAVINGS INCENTIVE PLAN
The Corporation and its subsidiaries maintain the Savings Incentive Plan, a qualified 401(k) program. The plan is available to all U.S.-based salaried employees of The First National Bank of Chicago and certain other subsidiaries of the Corporation. Participation is completely voluntary, and participants may contribute from 1% to 6% of their salary on a pretax basis, and an additional 1% to 10% of salary on an after- tax basis. Beginning in 1994, the Corporation's contribution to the plan was determined as 100% of the first $750 of pretax contributions made by participants and 50% of any pretax contributions in excess of $750. The plan was amended in 1993 to allow the Board of Directors to make a supplemental profit-based contribution to the plan. For 1994, that contribution was $250 for each eligible salaried employee and $125 for each eligible hourly employee. All participants are 100% vested in their account balances and are able to direct the investment of their savings into several investment options.

Expense under this plan, included in noninterest expense as employee benefits expense, was $21.4 million in 1994, $19.6 million in 1993 and $13.0 million in 1992.

(C) EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
The Employee Stock Purchase and Savings Plan allows eligible employees to authorize payroll deductions for deposit in interest-bearing savings accounts for up to two years. Employees then have the option to either withdraw their savings balance in cash or purchase shares of the Corporation's common stock at a price fixed under the plan. The Corporation recognizes no expense in connection with such stock purchases. The plan authorizes a maximum of 6,000,000 shares, of which 4,407,130 shares have been issued.

During 1994, 743,885 shares of common stock were purchased by 4,143 employees under the 1992 offering and subsequent quarterly offerings for newly eligible employees, at prices ranging from $32.54 to $45.84 per share. Eligible employees also were offered an opportunity to enroll in a new offering in August 1994 at a stock purchase price of $47.98. Employees participating in the plan numbered 7,539 as of December 31, 1994. Projected contributions and interest represent a potential future purchase of approximately 887,829 shares of common stock.

(D) OTHER INCENTIVE PLANS
The Corporation maintains various cash incentive, stock incentive and stock option plans.

Cash incentive plans, including certain specialized business unit incentives, are based on attainment of certain financial goals and a combination of business unit and corporate objectives.

The 1983 Strategic Stock Option Plan and the Strategic Stock Incentive Plan were both terminated in 1991; however, options and shares from those programs are still outstanding and are included, where appropriate, in the discussion below.

The Stock Incentive Plan allows the Corporation to grant stock options, restricted shares or other stock-based awards to eligible employees. Restricted shares granted to key officers require them to continue employment from one to seven years beginning on the original grant date before they can sell those shares. The market value of the restricted shares as of the date of grant is amortized to salaries expense over the restriction period. In 1994, the Board approved a performance-based restricted stock program under the terms of the Stock Incentive Plan. The shares issued under this program become unrestricted only if performance criteria are met. The ultimate expense attributable to this program will be based on the market value of the shares on the date they become unrestricted. As of December 31, 1994, the Stock Incentive Plan had 1,224,781 restricted shares outstanding. The maximum number of shares of the Corporation's common stock that may be granted annually pursuant to the Stock Incentive Plan is 2% of the shares outstanding; however, any portion of the 2% limit not granted in a previous year may be awarded prospectively.

In 1994, the Board approved a new "restorative" stock option program under the terms of the Stock Incentive Plan. Under the program, optionees are granted a "restorative" stock option when: 1) they exercise an option by exchanging shares owned for at least six months to pay both the purchase price and related tax withholding obligation, and 2) the current market price of First Chicago common stock is at least 25% higher than the original stock option exercise price. The restorative stock option provides optionees with a replacement stock option for the number of shares exchanged, has a purchase price set at the market price on date of grant, becomes exercisable six months from date of grant, and expires at the end of the term set for the original stock option.

The following table summarizes 1994 activity and the December 31, 1994 status of the Stock Incentive Plan and the 1983 Stock Option Plan, inclusive of restorative stock options granted.


_____________________________________________________________________________________________________________
                                                      Outstanding Options             Exercisable Options
                                                  -------------------------        ------------------------
                                                                  Option                          Option
 (Shares in thousands)                            Shares           Price           Shares          Price
_______________________________________________________________________________________________________________
 Balance, December 31, 1993....................    4,739   $18-1/2   - $49-1/8      3,228   $18-1/2 - $43-5/8
 Granted.......................................    2,361   $41-3/4   - $49-7/16         -                   -
 Became exercisable............................        -                     -        979   $24     - $49-1/8
 Exercised.....................................    1,464   $18-1/2   - $36-13/16    1,464   $18-1/2 - $36-13/16
 Expired or canceled...........................        9   $24       - $31-7/8          9   $24     - $31-7/8
 Forefeited (unvested).........................       51   $27-11/16 - $47-7/16         -                   -
_______________________________________________________________________________________________________________
   BALANCE, DECEMBER 31, 1994..................    5,576   $18-7/8   - $49-7/16     2,734   $18-7/8 - $49-7/16
_______________________________________________________________________________________________________________

N O T E  14 -- FIRST CHICAGO CORPORATION (PARENT COMPANY ONLY) CONDENSED FINANCIAL STATEMENTS
____________________________________________________________________________________________________________________________________

CONDENSED BALANCE SHEET
____________________________________________________________________________________________________________________________________

December 31 (In millions)                                                               1994      1993
____________________________________________________________________________________________________________________________________
 ASSETS
 Cash and due from banks
   Bank subsidiaries--noninterest-bearing.........................................    $    2    $   21
   Bank subsidiaries--interest-bearing............................................       161       156
   Other interest-bearing.........................................................       396       348
 Investment securities............................................................        75        14
 Loans............................................................................         -         1
 Investment in and advances to subsidiaries
   Bank subsidiaries..............................................................     5,829     5,278
   Nonbank subsidiaries...........................................................     1,857     1,728
 Other assets.....................................................................       106       124
                                                                                      ------    ------
           Total assets...........................................................    $8,426    $7,670
                                                                                      ======    ======
____________________________________________________________________________________________________________________________________

 LIABILITIES
 Commercial paper and other notes payable
   Nonbank subsidiaries...........................................................    $   83    $   29
   Other..........................................................................     1,492     1,378
 Long-term debt...................................................................     1,993     1,796
 Other liabilities................................................................       325       203
                                                                                      ------    ------
           Total liabilities......................................................     3,893     3,406
____________________________________________________________________________________________________________________________________

 STOCKHOLDERS' EQUITY.............................................................     4,533     4,264
                                                                                      ------    ------
           Total liabilities and stockholders' equity.............................    $8,426    $7,670
                                                                                      ======    ======
____________________________________________________________________________________________________________________________________

 CONDENSED INCOME STATEMENT
____________________________________________________________________________________________________________________________________

 For the Year (In millions)                                                   1994      1993       1992
____________________________________________________________________________________________________________________________________
 OPERATING INCOME
 Dividends
   Bank subsidiaries..............................................          $259.5    $129.0    $  89.7
   Nonbank subsidiaries...........................................           106.7      68.9      197.2
 Interest income
   Bank subsidiaries..............................................           113.3     110.8      104.2
   Nonbank subsidiaries...........................................            59.1      76.7       96.4
   Other..........................................................            28.1      13.9       15.8
 Other income (loss)..............................................            37.9      (2.4)       1.9
                                                                            ------    ------    -------
           Total..................................................           604.6     396.9      505.2
____________________________________________________________________________________________________________________________________

 OPERATING EXPENSE
 Interest expense
   Nonbank subsidiaries...........................................             1.3       3.8        5.6
   Other..........................................................           246.9     233.7      250.0
 Other expense....................................................             6.9       6.4       23.7
                                                                            ------    ------    -------
           Total..................................................           255.1     243.9      279.3
____________________________________________________________________________________________________________________________________

 INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED
 NET INCOME OF SUBSIDIARIES.......................................           349.5     153.0      225.9
   Applicable income tax benefit..................................           (11.4)    (18.6)     (22.8)
____________________________________________________________________________________________________________________________________

 INCOME BEFORE EQUITY IN UNDISTRIBUTED
 NET INCOME OF SUBSIDIARIES.......................................           360.9     171.6      248.7
 Equity in undistributed net income (loss) of subsidiaries before cumulative effect of changes in accounting principles
     Bank subsidiaries............................................           311.0     471.7     (230.0)
     Nonbank subsidiaries.........................................            17.8     161.2     (133.2)
                                                                            ------    ------    -------
 Income (loss) before cumulative effect of changes in
   accounting principles..........................................           689.7     804.5     (114.5)
 Equity in cumulative effect of changes in accounting principles..               -         -      208.0
                                                                            ------    ------    -------

 NET INCOME.......................................................          $689.7    $804.5    $  93.5
                                                                            ======    ======    =======
____________________________________________________________________________________________________________________________________

The Parent Company Only Statement of Changes in Stockholders' Equity is the same as the Consolidated
Statement of Changes in Stockholders' Equity (see page 44).


____________________________________________________________________________________________________________________________________

 CONDENSED STATEMENT OF CASH FLOWS
____________________________________________________________________________________________________________________________________
 For the Year (In millions)                                                     1994       1993      1992
____________________________________________________________________________________________________________________________________
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net income...............................................................   $   690    $   804   $    94
 Adjustments to reconcile net income to net cash
 provided by operating activities:
     Equity in net income (loss) of subsidiaries before cumulative effect
      of changes in accounting principles.................................      (695)      (831)       76
     Equity in cumulative effect of changes in accounting principles......         -          -      (208)
     Net decrease in net derivative product balances......................         3          -         -
     (Increase) decrease in accrued income receivable.....................        (3)         7        (1)
     (Decrease) in accrued interest payable...............................        (2)        (3)       (4)
     Dividends received from subsidiaries.................................       366        195       288
     Net decrease in other assets.........................................        14         31        15
     Other noncash adjustments............................................         7        (26)       (5)
                                                                             -------    -------   -------
     Total adjustments....................................................      (310)      (627)      161
                                                                             -------    -------   -------
 Net cash provided by operating activities................................       380        177       255
____________________________________________________________________________________________________________________________________

 CASH FLOWS FROM INVESTING ACTIVITIES
 Principal collected on loans to subsidiaries.............................     1,262      2,410     4,179
 Loans made to subsidiaries...............................................    (1,355)    (2,172)   (4,443)
 Capital investments in subsidiaries......................................      (141)      (161)     (571)
 Purchase of investment securities--available for sale....................      (214)       (13)      (24)
 Proceeds from maturities of investment securities--available for sale....        42          8        22
 Proceeds from sales of investment securities--available for sale.........       107          2         2
                                                                             -------    -------   -------
 Net cash provided by (used in) investing activities......................      (299)        74      (835)
____________________________________________________________________________________________________________________________________

 CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in commercial paper..............................       (34)         5       (67)
 Proceeds from other funds borrowed.......................................       785         20       533
 Repayment of other funds borrowed........................................      (422)      (374)     (560)
 Proceeds from issuance of long-term debt.................................       204        557       234
 Repayment of long-term debt..............................................       (10)      (344)     (248)
 Net increase (decrease) in other liabilities.............................       (29)        48       (23)
 Dividends paid...........................................................      (211)      (158)     (145)
 Proceeds from issuance of common stock...................................        12         41       375
 Proceeds from reissuance of treasury stock...............................        39          4         6
 Purchase of treasury stock...............................................      (231)       (13)       (1)
 Proceeds from issuance of preferred stock................................         -        196        96
 Payment for redemption of preferred stock................................      (150)        (1)        -
                                                                             -------    -------   -------
 Net cash provided by (used in) financing activities......................       (47)       (19)      200
____________________________________________________________________________________________________________________________________

 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....................        34        232      (380)
 CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...........................       525        293       673
                                                                             -------    -------   -------
 CASH AND CASH EQUIVALENTS AT END OF YEAR.................................   $   559    $   525   $   293
                                                                             =======    =======   =======
____________________________________________________________________________________________________________________________________



Dividends that may be paid by national bank subsidiaries are subject to two statutory limitations. Under the first, dividends cannot exceed the level of "undivided profits then on hand" less the amount of bad debts, as defined, in excess of the allowance for credit losses. In addition, a national bank cannot declare a dividend, without regulatory approval, in an amount in excess of its net profits, as defined, for the current year combined with the retained net profits for the preceding two years.

Based on these statutory requirements, the Corporation's bank subsidiaries could, in the aggregate, have declared additional dividends of up to approximately $664 million without regulatory approval at December 31, 1994. The payment of dividends by any bank may also be affected by other factors, such as the maintenance of adequate capital. As of December 31, 1994, all of the Corporation's banking subsidiaries significantly exceeded the regulatory guidelines for "well-capitalized" status.

Federal banking law also restricts each bank subsidiary from extending credit to First Chicago Corporation as the parent bank holding company (the Parent Company) in excess of 10% of the subsidiary's capital stock and surplus, as defined. Any such extensions of credit are subject to strict collateral requirements.

In connection with issuances of commercial paper, the Corporation has agreements providing future credit availability (back-up lines of credit) with various banks. The agreements with nonaffiliated banks aggregated
$100 million at December 31, 1994, and 1993. The Corporation also had agreements for back-up lines of credit with The First National Bank of Chicago aggregating $100 million at December 31, 1994 and $150 million at December 31, 1993. In 1994, the Corporation had agreements to pay between 0.125% and 0.150% in annual commitment fees on any unused lines. The back-up lines of credit, together with overnight money market loans, short-term investments and other sources of liquid assets, exceeded the amount of commercial paper issued at December 31, 1994.

The Parent Company paid interest of $267 million in 1994, $262 million in 1993 and $272 million in 1992. The Parent Company made income tax payments to its subsidiaries that exceeded its total income tax payments by $19 million in 1994 and $20 million in 1992. The Parent Company received income tax payments from its subsidiaries that exceeded its total income tax payments by $82 million in 1993.

N O T E  15 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Corporation is a party to financial instruments containing credit and/or market risks that are not required to be reflected in a balance sheet. These financial instruments include credit-related as well as certain derivative and cash instruments. The Corporation maintains risk management policies that monitor and limit exposure to credit, liquidity and market risks.

(A) CREDIT RISK
The following disclosures represent the Corporation's credit exposure, assuming that every counterparty to financial instruments with off-balance-sheet credit risk fails to perform completely according to the terms of the contracts, and that the collateral and other security, if any, proves to be of no value to the Corporation.

(B) MARKET RISK
This note does not address the amount of market losses the Corporation would incur if future changes in market prices make financial instruments with off-balance-sheet market risk less valuable or more onerous. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified.

(C) COLLATERAL AND OTHER SECURITY ARRANGEMENTS
The credit risk of both on- and off-balance-sheet financial instruments varies based on many factors, including the value of collateral held and other security arrangements. To mitigate credit risk, the Corporation generally determines the need for specific covenant, guarantee and collateral requirements on a case-by-case basis, depending on the nature of the financial instrument and the customer's creditworthiness. The Corporation may also receive comfort letters and oral assurances. The amount and type of collateral held to reduce credit risk varies but may include real estate, machinery, equipment, inventory and accounts receivable, as well as cash on deposit, stocks, bonds and other marketable securities that are generally held in the Corporation's possession or at another appropriate custodian or depository. This collateral is valued and inspected on a regular basis to ensure both its existence and adequacy. The Corporation requests additional collateral when appropriate.

(D) CREDIT-RELATED FINANCIAL INSTRUMENTS
The table below summarizes the Corporation's credit-related financial instruments, including both commitments to extend credit and letters of credit.


____________________________________________________________________________________________________________________________________

 Commitments and Letters of Credit
 December 31 (In billions)                                                              1994        1993
____________________________________________________________________________________________________________________________________
 Unused loan commitments....................................                           $31.3       $28.4
 Unused credit card lines...................................                            61.4        46.3
 Unused home equity lines...................................                             0.8         0.7
 Commercial letters of credit...............................                             0.8         0.7
 Standby letters of credit and foreign office guarantees....                             4.1         4.7
____________________________________________________________________________________________________________________________________

Since many of the Corporation's unused commitments are expected to expire unused or be only partially used, the total amount of unused commitments in the preceding table does not necessarily represent future cash requirements.

Loan commitments are agreements to make or acquire a loan or lease as long as the agreed-upon terms (e.g., expiry, covenants or notice) are met. The Corporation's commitments to purchase or extend loans help its customers meet their liquidity needs. Credit card lines allow customers to use a credit card to buy goods or services and to obtain cash advances. However, the Corporation has the right to change or terminate any terms or conditions of the credit card account. Extensions of credit under home equity lines are secured by residential real estate.

Commercial letters of credit are issued or confirmed by the Corporation to ensure payment of its customers' payables or receivables in short-term international trade transactions. Generally, drafts will be drawn when the underlying transaction is consummated as intended. However, the short-term nature of this instrument serves to mitigate the Corporation's risk associated with these contracts.

Standby letters of credit and foreign office guarantees are issued in connection with agreements made by the Corporation's customers to counterparties. If the customer fails to comply with the agreement, the counterparty may enforce the standby letter of credit or foreign office guarantee as a remedy. Credit risk arises from the possibility that the customer may not be able to repay the Corporation for standby letters of credit or foreign office guarantees drawn upon. At December 31, 1994 and 1993, the Corporation had issued standby letters of credit and foreign office guarantees for the following purposes.



____________________________________________________________________________________________________________________________________

 Standby Letters of Credit and Foreign Office Guarantees
 December 31 (In millions)                                                     1994             1993
____________________________________________________________________________________________________________________________________
 Commercial paper...........................                                 $  360           $  815
 Tax-exempt securities......................                                  1,108            1,130
 Bid or performance guarantees..............                                    663              534
 Commodity/margin support...................                                    504              570
 Insurance-related..........................                                    796              765
 Other......................................                                    681              857
                                                                             ------           ------
 Total......................................                                  4,112            4,671
 Less:  Cash collateral deposits............                                    108              109
        Participations to other financial
        institutions........................                                    400              359
                                                                             ------           ------
 Total, net.................................                                 $3,604           $4,203
                                                                             ======           ======
____________________________________________________________________________________________________________________________________

At December 31, 1994, standby letters of credit and guarantees issued to back commercial paper and tax-exempt securities had a weighted-average original maturity of approximately six years and a weighted-average remaining maturity of approximately two years. All other standby letters of credit generally expire within three years.

(E) DERIVATIVE FINANCIAL INSTRUMENTS
The Corporation enters into a variety of derivative financial instruments in its trading, asset and liability management, and venture capital activities. These instruments offer customers protection from rising or falling interest rates, exchange rates, commodity prices and equity prices. They can either reduce or increase the Corporation's exposure to such changing rates or prices.

The Corporation's objectives and strategies for using derivative financial instruments for structural interest rate risk management, foreign exchange risk management, and venture capital activities are discussed on pages 27 to 30 of its 1994 Annual Report, along with various numerical analyses, which are not included as part of these audited financial statements.

The Corporation's balance sheet exposure for derivative financial instruments includes the amount of recognized gains in the market valuation of those contracts. Those amounts fluctuate as a function of maturity, interest rates, foreign exchange rates, commodity prices and equity prices.

The credit risk associated with exchange-traded derivative financial instruments is limited to the relevant clearinghouse. Options written do not expose the Corporation to credit risk, except to the extent of the underlying risk in a financial instrument that the Corporation may be obligated to acquire under certain written put options. Caps and floors written do not expose the Corporation to credit risk. The table on page 36, which is not included as part of these audited financial statements, presents a reconciliation between the Corporation's gross credit exposure and its balance sheet exposure for derivative financial instruments as of December 31, 1994. Gross balance sheet exposure as of December 31, 1993, was $3.6 billion for interest rate contracts and $2.6 billion for foreign exchange contracts.
These amounts are overstated because they do not reflect the offsetting of losses with the same counterparties based on legally enforceable termination and netting rights.

On some derivative financial instruments, the Corporation may have additional risk. This is due to the underlying risk in the financial instruments that the Corporation is or may be obligated to acquire, and/or is due to settlement exposure, i.e. the risk that the Corporation will deliver under a contract but the customer will fail to deliver the countervailing amount. The Corporation believes its credit and settlement procedures minimize these risks.

Not all derivative financial instruments have off-balance-sheet market risk. Market risk associated with options purchased and caps and floors purchased is recorded in the balance sheet.

The tables below report the Corporation's gross notional principal or contractual amounts of derivative financial instruments as of December 31, 1994 and December 31, 1993. These instruments include swaps, forwards, futures, options, caps, floors, forward rate agreements and other conditional and exchange contracts. The amounts do not represent the market or credit risk associated with these contracts but rather give an indication of the volume of the transactions. The amounts exceed the credit risk associated with these contracts and do not reflect the netting of offsetting transactions.



________________________________________________________________________________

                                          Asset and
DECEMBER 31, 1994                         Liability        Venture
(In billions)            Trading         Management        Capital         Total
________________________________________________________________________________
Foreign exchange
  contracts............  $291.7            $1.2           $   -           $292.9

Interest rate
  contracts............   317.6             8.5               -            326.1

Commodity contracts....     0.1               -               -              0.1

Equity contracts.......     2.7               -             0.3              3.0
                         ------            ----           -----           ------

     Total.............  $612.1            $9.7           $ 0.3           $622.1
                         ======            ====           =====           ======

________________________________________________________________________________
________________________________________________________________________________

                                          Asset and
DECEMBER 31, 1993                         Liability        Venture
(In billions)            Trading         Management        Capital         Total
________________________________________________________________________________
Foreign exchange
  contracts............  $219.4            $1.1           $   -           $220.5

Interest rate
  contracts............   202.0             8.5               -            210.5

Commodity contracts....     0.2               -               -              0.2

Equity contracts.......     0.1               -             0.1              0.2
                         ------            ----           -----           ------

     Total.............  $421.7            $9.6           $ 0.1           $431.4
                         ======            ====           =====           ======
________________________________________________________________________________


Interest rate forward and futures contracts represent commitments to either purchase or sell a financial instrument at a specified future date for a specified price, and may be settled in cash or through delivery.

An interest rate swap is an agreement in which two parties agree to exchange, at specified intervals, interest payment streams calculated on an agreed-upon notional principal amount with at least one stream based on a specified floating rate index. Certain agreements are combined interest rate and foreign currency swap transactions.

Interest rate options are contracts that grant the purchaser, for a premium payment, the right to either purchase or sell a financial instrument at a specified price within a specified period of time or on a specified date from the writer of the option.

Interest rate caps and floors are contracts with notional principal amounts that require the seller, in exchange for a fee, to make payments to the purchaser if a specified market interest rate exceeds the fixed cap rate or falls below the fixed floor rate on specified future dates.

Forward rate agreements are contracts with notional principal amounts that settle in cash at a specified future date based on the differential between a specified market interest rate and a fixed interest rate.

Foreign exchange contracts represent spot, forward, futures and option contracts to exchange currencies.

Commodity price contracts represent swap, futures, cap, floor and option contracts that derive their value from underlying commodity prices.

Equity price contracts represent futures, cap, floor and option contracts that derive their value from underlying equity prices.

(f)  CASH FINANCIAL INSTRUMENTS
Securities sold not yet purchased are obligations to deliver securities sold but not yet purchased. The face amount of such securities totaled
$1.036 billion at December 31, 1994, and $776 million at December 31, 1993. The fair value of these obligations is reflected in the balance sheet in other funds borrowed. The fair value of such securities totaled $972 million at December 31, 1994, and $757 million at December 31, 1993.


N O T E  16 -- CONCENTRATIONS OF CREDIT RISK

The Corporation's credit policies and processes emphasize diversification of risk among industries, geographic areas and borrowers. The following table shows the credit risk associated with products described elsewhere in the financial statements and footnotes, broken out by concentrations across all financial instruments. The amounts do not consider the value of collateral held. Concentrations of credit risk in excess of the Corporation's stockholders' equity for each year-end are presented below.


____________________________________________________________________________________________________________________________________

 December 31 (In billions)                                                    1994                        1993
____________________________________________________________________________________________________________________________________
 Consumer...................................                                 $73.4                       $56.8

 U.S. government............................                                  14.0                         9.6

 Japanese banks.............................                                   6.0                         5.8
____________________________________________________________________________________________________________________________________




Consumer risk results principally from credit cards. Other major components include home mortgage, home equity and other installment credit. U.S. government risk consists primarily of U.S. government securities and balances due from the Federal Reserve. Credit exposure to Japanese banks is primarily short-term deposit placements. Geographic concentrations of credit risk are presented below.


____________________________________________________________________________________________________________________________________

 December 31 (Dollars in billions)                           1994                         1993
____________________________________________________________________________________________________________________________________
 U.S.................................                   $138       87%                $118         87%
 Foreign.............................                     21       13                   17         13
____________________________________________________________________________________________________________________________________

N O T E  17 -- ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

This disclosure focuses primarily on the estimated fair values of the Corporation's financial instruments. It does not attempt to estimate or represent an estimate of the Corporation's fair value as a whole. The only fair value disclosure provided in addition to those made for the Corporation's financial instruments pertains to credit card securitizations; this disclosure is provided because the interest rate risk exposure related to such securitizations is reduced by financial instruments. The Corporation does not plan to dispose of, either through sale or settlement, the majority of its financial instruments at these estimated fair values. The fair values disclosed represent point-in-time estimates that may change in subsequent reporting periods due to market conditions or other factors.

In general, a financial instrument's fair value is the amount at which it could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Specific fair value measurement methodologies used for each financial instrument category are discussed beginning on page 72.


The following table summarizes the carrying amounts and estimated fair values of financial instruments as of December 31, 1994 and 1993.


__________________________________________________________________________________________________________________________________

                                                                                      1994                         1993
                                                                             ________________________     _______________________
                                                                             CARRYING       ESTIMATED     Carrying       Estimated
 (In millions)                                                                 AMOUNT      FAIR VALUE       Amount      Fair Value
__________________________________________________________________________________________________________________________________
 ASSETS
 Cash and short-term financial instruments................                    $25,633         $25,633      $18,736         $18,736
 Trading account assets...................................                      4,967           4,967        4,536           4,536
 Investment securities....................................                      2,592           2,589        2,256           2,264
 Total loans, net.........................................                     25,224          25,275       22,420          22,673
 Other financial instruments..............................                      1,024           1,024          960             960
 Currency options purchased...............................                          -               -          536             536
 Derivative product assets:
   Trading purposes (1)...................................                      4,351           4,351            -               -
   Other than trading purposes............................                         38              29            -               -
      Total derivative product assets.....................                      4,389           4,380            -               -
 Off-balance-sheet derivative financial instruments, net..                          -               -          380             586

 LIABILITIES
 Deposits:
   No stated maturity and foreign time....................                     26,517          26,517       23,261          23,261
   Stated maturity - domestic time only...................                      5,149           5,065        4,925           4,984
      Total deposits......................................                     31,666          31,582       28,186          28,245
 Securities sold not yet purchased........................                        972             972          757             757
 Other short-term financial intruments....................                     13,699          13,699        8,936           8,936
 Other funds borrowed.....................................                      6,546           6,532        5,086           5,129
 Long-term debt...........................................                      2,271           2,232        2,065           2,296
 Currency options written.................................                          -               -          501             501
 Derivative product liabilities:
   Trading purposes (1)...................................                      4,073           4,073            -               -
   Other than trading purposes............................                         24             277            -               -
      Total derivative product liabilities................                      4,097           4,350            -               -
 Off-balance-sheet exposure--nonfinancial instruments:
   Credit card securitizations, net.......................                        265             (60)         242             191
__________________________________________________________________________________________________________________________________

(1) The estimated average fair values of derivative financial instruments used in trading activities during
    1994 were $5.2 billion classified as assets and $4.8 billion classified as liabilities.


(A)  FINANCIAL INSTRUMENTS WHERE CARRYING VALUE APPROXIMATES FAIR VALUE
A financial instrument's carrying value approximates its fair value in cases where the financial instrument is either short-term in nature, has no stated maturity, is payable on demand, or is carried at fair value.  Additionally, the carrying value of financial instruments that reprice frequently, such as floating rate loans or debt, represents fair value provided there has been no significant change in credit quality or there is no embedded financial instrument with significant value.  The following financial instruments use their carrying value to approximate fair value:

         o   Cash and short-term investments - includes cash and due from banks - -
             noninterest-bearing, due from banks - - interest-bearing, and federal funds sold and securities under resale agreements
         o   Trading account assets
         o   Other financial instruments - includes assets held for accelerated disposition, accrued interest receivable, and customers' acceptance liability
         o   Currency options purchased
         o   Derivative product assets and liabilities - held for trading purposes
         o   Demand, savings and foreign office deposits
         o   Securities sold not yet purchased
         o   Other short-term financial instruments - includes federal funds purchased and securities under repurchase agreements, commercial paper and acceptances outstanding
         o   Currency options written
         o   Commitments to extend credit and letters of credit

The estimated fair values of trading account securities and securities sold not yet purchased were generally based on quoted market prices or dealer quotes. The estimated fair values of derivative product assets and liabilities were based on quoted market prices or pricing and valuation models on a present value basis using current market information.

The carrying amount of commitments to extend credit and letters of credit is equal to their related fee receivable and/or fees collected but not yet earned. The carrying value of commercial real estate loans held for accelerated disposition is based on their estimated liquidation value.

(B)  INVESTMENT SECURITIES
The estimated fair values of debt investment securities were generally based on quoted market prices or dealer quotes.  See Notes 1 and 5 for information on methods for estimating the fair value of equity investment securities, including those held by venture capital subsidiaries.

(C)  LOANS
The discounted cash flow method was used to estimate the fair value of commercial and consumer loans, except for consumer mortgage loans that had fixed rates, medium-
or long-term maturity, and good credit quality.  Discount rates were selected corresponding to the nature of the loan from either the commercial or consumer interest rates offered or estimated market interest rates that reflect the credit rate and interest rate risk inherent in the loans.  Contractual cash flows were used as the estimate of cash flows.

Commercial loans that have significantly deteriorated in credit quality were separately valued. Estimated fair values were based on a combination of quoted market prices for distressed debt and troubled-country debtor loans, a discounted cash flow method based on anticipated cash flows and risk-adjusted interest rates, and estimated fair values of loans with similar credit quality characteristics.

The estimated fair value of credit card receivables is face value since the receivables are sold at their face amount. The estimated fair values of consumer mortgage loans were based on committed sales prices and a valuation model using current market information.

The estimated fair value of leases, which are classified as loans, is their carrying amount since a fair value estimate is not a required disclosure.


(D)  DEPOSITS WITH STATED MATURITIES
The discounted cash flow method was used to estimate the fair value of domestic medium- and long-term fixed rate time deposits.  Cash flows were estimated based on underlying terms.  The Corporation's current applicable retail or wholesale interest rates that would be offered for similar deposits with the same remaining maturities were used as discount rates.  The carrying value of foreign medium- and long-term fixed rate time deposits was used to approximate fair value, and is included in deposits with no stated maturity since amounts involved were not material.

(E)  OTHER FUNDS BORROWED AND LONG-TERM DEBT
Commercial paper is included in other short-term financial instruments while securities sold not yet purchased is separately reported since it is a trading activity (see (a) above for fair value measurement methodology).

The discounted cash flow method was used to estimate the fair value of fixed rate medium-term other funds borrowed and long-term debt.  Cash flows were based on the contractual terms.  The current applicable bank or corporate senior or subordinated interest rates that would be offered for similar debt instruments with the same remaining maturities were used as the discount rates.

The discounted cash flow method also was used to estimate the fair value of floating rate long-term debt.  Estimated fair value was calculated by adjusting the carrying value for the change in value attributable to the difference between the current market and contractual fixed spreads to be added to the floating base rate upon each rate setting and adding the value of an embedded interest rate floor, if any.  The current interest rates that would be offered on the Corporation's subordinated fixed rate debt were used as discount rates.  An option pricing model, using current market information, was used to calculate the value of any embedded interest rate floors.

(F)  DERIVATIVE PRODUCT ASSETS AND LIABILITIES--OTHER THAN TRADING PURPOSES
The estimated fair values of derivative product assets and liabilities used for risk management purposes, primarily interest rate swaps used by the Corporation to manage its interest rate exposure, were based on quoted market prices or pricing and valuation models on a present value basis using current market information.

(G)  CREDIT CARD SECURITIZATIONS (OFF-BALANCE-SHEET EXPOSURE)
Floating and fixed rate credit card receivables sold as securities to investors through a separate trust are not financial instruments of the Corporation.
However, the Corporation uses financial instruments (see (f) above) to reduce interest rate risk exposure attributable to these securitizations.  Interest rate risk exposure exists with respect to the amount of anticipated excess servicing fee income, which fluctuates with interest rate movements.  Accordingly, the carrying value and the interest rate effect on estimated servicing fee income are disclosed.
The carrying value represents the reserve for credit losses related to securitized credit card receivables and net deferred income.  The interest rate effect on excess servicing fee income represents the difference between the par value and the quoted market price of the securitized credit card receivables held by investors.

Certain limitations are inherent to the above methodologies.  As a result, disclosed fair values may not be the amount realized in a current transaction between willing parties.  Specifically, quoted market prices may not be realized because the financial instrument is traded in a market that lacks liquidity; or a fair value derived using a discounted cash flow approach may not be the amount realized because of the subjectivity involved in selecting underlying assumptions, such as projecting cash flows or selecting a discount rate.  The fair value amount also may not be realized because it ignores transaction costs and does not include potential tax effects.  Additionally, estimated fair values of certain financial instruments ignore intangible value associated with the financial instrument; for example, significant unrecognized value exists that is attributable to the Corporation's credit card relationships and core deposits.

N O T E  18 -- CONTINGENCIES
The Corporation and certain of its subsidiaries are defendants in various lawsuits, including certain class actions, arising out of normal corporate activities, and the
Corporation has received certain tax deficiency assessments.  Since the Corporation and certain of its subsidiaries, which are regulated by one or more federal and state regulatory authorities, also are the subject of numerous examinations and reviews by such authorities, the Corporation is and will, from time to time, normally be engaged in various disagreements with regulators, related primarily to banking matters.  In the opinion of management and the Corporation's general counsel, the ultimate resolution of the matters referred to in this note will not have a material effect on the Corporation's consolidated financial statements.


FIRST CHICAGO CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET


____________________________________________________________________________________________________________________________________
                                                                                              March 31     December 31      March 31
____________________________________________________________________________________________________________________________________
(Dollars in millions)                                                                             1995            1994          1994
____________________________________________________________________________________________________________________________________
ASSETS
Cash and due from banks--noninterest-bearing...........................................        $ 3,328         $ 4,265      $ 3,621
Due from banks--interest-bearing.......................................................          9,120           8,066        7,926
Federal funds sold and securities under resale agreements..............................         13,532          13,302       10,475
Trading account assets.................................................................          6,098           4,967        4,748
Derivative product assets..............................................................          8,590           4,389        5,047
Investment securities (fair values--$2,501, $2,589, and $2,255, respectively)..........          2,499           2,592        2,253
Loans (net of unearned income--$304, $297, and $297, respectively).....................         27,018          25,947       23,782
Allowance for credit losses............................................................           (754)           (723)        (710)
Premises and equipment.................................................................            668             665          612
Accrued income receivable..............................................................            498             485          377
Customers' acceptance liability........................................................            504             526          502
Other assets...........................................................................          1,277           1,419        1,210
                                                                                               -------         -------      -------
          Total assets.................................................................        $72,378         $65,900      $59,843
                                                                                               =======         =======      =======
____________________________________________________________________________________________________________________________________


LIABILITIES
Deposits
  Demand...............................................................................        $ 6,791         $ 7,647      $ 7,114
  Savings..............................................................................          7,564           7,448        7,633
  Time.................................................................................          5,794           5,149        4,445
  Foreign offices......................................................................         12,042          11,422        9,641
                                                                                               -------         -------      -------
          Total deposits...............................................................         32,191          31,666       28,833
Federal funds purchased and securities under repurchase agreements.....................         14,595          13,026        9,266
Other funds borrowed...................................................................          8,135           7,665        8,284
Long-term debt.........................................................................          2,272           2,271        2,265
Acceptances outstanding................................................................            504             526          502
Derivative product liabilities.........................................................          8,198           4,097        4,574
Other liabilities......................................................................          1,815           2,116        1,711
                                                                                               -------         -------      -------
         Total liabilities.............................................................         67,710          61,367       55,435
____________________________________________________________________________________________________________________________________


STOCKHOLDERS' EQUITY
Preferred stock........................................................................            611             611          761
Common stock--$5 par value.............................................................            466             466          434
  Number of shares authorized--150,000,000
  Number of shares issued--93,264,330; 93,148,134; and 86,788,368, respectively
  Number of shares outstanding--89,837,793; 89,859,798; and 86,440,453, respectively
Surplus................................................................................          1,715           1,712        1,725
Retained earnings......................................................................          2,041           1,905        1,504
Other adjustments......................................................................             (2)             (4)          (1)
                                                                                               -------         -------      -------
          Total........................................................................          4,831           4,690         4,423
Less treasury stock at cost--3,426,537; 3,288,336; and 347,915 shares, respectively....            163             157            15
                                                                                               -------         -------      -------
          Stockholders' equity.........................................................          4,668           4,533         4,408
                                                                                               -------         -------      -------
          Total liabilities and stockholders' equity...................................        $72,378         $65,900       $59,843
                                                                                               =======         =======       =======
____________________________________________________________________________________________________________________________________


 FIRST CHICAGO CORPORATION AND SUBSIDIARIES

 CONSOLIDATED INCOME STATEMENT


____________________________________________________________________________________________________________________________________

                                                                                              March 31       March 31   December 31
Three Months Ended (In millions, except per share amounts)                                        1995           1994          1994
____________________________________________________________________________________________________________________________________

INTEREST INCOME
Interest and fees on loans...............................................                     $  604.9         $437.6        $512.4
Interest on bank balances................................................                        131.6           75.0         106.4
Interest on federal funds sold and securities under resale agreements....                        240.8           91.0         215.2
Interest on trading account assets.......................................                         88.7           59.1          85.9
Interest on investment securities (including dividends)..................                         21.0           15.9          19.5
                                                                                              --------         ------        ------
          Total..........................................................                      1,087.0          678.6         939.4
____________________________________________________________________________________________________________________________________

INTEREST EXPENSE
Interest on deposits.....................................................                        294.0          153.9         238.8
Interest on federal funds purchased and securities under repurchase
  agreements.............................................................                        236.1           81.8         184.8
Interest on other funds borrowed.........................................                        137.4           71.4         138.2
Interest on long-term debt...............................................                         45.9           40.9          44.4
                                                                                              --------         ------        ------
          Total..........................................................                        713.4          348.0         606.2
____________________________________________________________________________________________________________________________________

NET INTEREST INCOME......................................................                        373.6          330.6         333.2
Provision for credit losses..............................................                         65.0           50.0          76.0
                                                                                              --------         ------        ------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES....................                        308.6          280.6         257.2
____________________________________________________________________________________________________________________________________

NONINTEREST INCOME
Combined trading profits (losses)........................................                         50.4          (24.7)         12.1
Equity securities gains..................................................                         54.9          134.2          70.5
Investment securities gains..............................................                            -            0.5           2.3
                                                                                              --------         ------        ------
  Market-driven revenue..................................................                        105.3          110.0          84.9
Credit card fee revenue..................................................                        191.2          182.3         234.8
Service charges and commissions..........................................                        107.9          101.3         103.6
Fiduciary and investment management fees.................................                         51.6           52.4          48.9
Other income.............................................................                         14.1           55.9          16.6
                                                                                              --------         ------        ------
          Total..........................................................                        470.1          501.9         488.8
____________________________________________________________________________________________________________________________________

NONINTEREST EXPENSE
Salaries and employee benefits...........................................                        231.8          207.4         223.5
Occupancy expense of premises, net.......................................                         36.4           34.8          34.8
Equipment rentals, depreciation and maintenance..........................                         31.4           53.3          36.7
Other expense............................................................                        178.5          189.0         187.1
                                                                                              --------         ------        ------
          Total..........................................................                        478.1          484.5         482.1
____________________________________________________________________________________________________________________________________

INCOME BEFORE INCOME TAXES...............................................                        300.6          298.0         263.9
Applicable income taxes..................................................                        105.5          104.2          90.5
                                                                                              --------         ------        ------
NET INCOME...............................................................                     $  195.1         $193.8        $173.4
                                                                                              --------         ------        ------
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS' EQUITY...................                     $  185.1         $180.0        $163.3
                                                                                              ========         ======        ======
____________________________________________________________________________________________________________________________________

EARNINGS PER SHARE
   NET INCOME-PRIMARY....................................................                        $2.03          $2.05         $1.76
   NET INCOME-FULLY DILUTED..............................................                        $1.98          $2.00         $1.72
____________________________________________________________________________________________________________________________________


 FIRST CHICAGO CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENT OF CHANGES TO STOCKHOLDERS' EQUITY

____________________________________________________________________________________

 Three Months Ended March 31 (In millions)                          1995       1994
____________________________________________________________________________________
 Stockholders' Equity

 Balance, beginning of period...................                  $4,533     $4,264
   Net income...................................                     195        194
   Issuance of common stock.....................                       8          3
   Issuance of treasury stock...................                       8          5
   Treasury stock purchases.....................                     (19)        (9)
   Other........................................                       2         (1)
                                                                  ------     ------
                                                                   4,727      4,456

   Cash dividends declared on preferred stock...                     (10)       (14)
   Cash dividends declared on common stock......                     (49)       (34)
                                                                  ------     ------

                                     1995   1994
________________________________________________

   Rate per common share for period $0.55  $0.40
________________________________________________

Balance, end of period.........................                   $4,668      $4,408
                                                                  ======      ======
____________________________________________________________________________________


 FIRST CHICAGO CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENT OF CASH FLOWS

____________________________________________________________________________________________________________________________________

Three Months Ended March 31 (In millions)                                                                         1995        1994
____________________________________________________________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES

Net income.....................................................................................               $    195    $    194
Adjustments to reconcile net income to net cash (used in) operating activities
   Depreciation and amortization...............................................................                     41          45
   Provision for credit losses.................................................................                     65          50
   Equity securities gains.....................................................................                    (55)       (134)
   Net (increase) in net derivative product balances...........................................                    (96)       (254)
   Net (increase) in trading account assets....................................................                 (1,131)       (212)
   Net (increase) decrease in accrued income receivable........................................                    (13)         30
   Net (increase) decrease in other assets.....................................................                    (26)        114
   Other noncash adjustments...................................................................                     67         162
                                                                                                              --------    --------
   Total adjustments...........................................................................                 (1,148)       (199)
Net cash (used in) operating activities........................................................                   (953)         (5)
____________________________________________________________________________________________________________________________________

CASH FLOWS FROM INVESTING ACTIVITIES
Net (increase) in federal funds sold and securities under resale agreements....................                   (230)     (1,692)
Purchase of investment securities--available for sale..........................................                   (288)       (449)
Purchase of debt investment securities--held to maturity.......................................                    (31)        (53)
Purchase of venture capital investments........................................................                    (45)        (23)
Proceeds from maturities of debt securities--available for sale................................                    156         474
Proceeds from maturities of debt securities--held to maturity..................................                     43          19
Proceeds from sales of debt securities--available for sale.....................................                     23           -
Proceeds from sales of equity securities--available for sale...................................                    221           1
Proceeds from sales of venture capital investments.............................................                     78         176
Net (increase) in credit card receivables......................................................                   (181)         (8)
Net (increase) in loans of bank subsidiaries...................................................                   (951)       (734)
Loans made to customers and purchased from others by nonbank subsidiaries......................                   ( 24)        (26)
Principal collected on and proceeds from sale of loans by nonbank subsidiaries.................                     14          25
Loan recoveries................................................................................                     20          31
Purchases of premises and equipment............................................................                    (36)        (53)
Proceeds from sales of premises and equipment..................................................                      7          25
                                                                                                              --------    --------
Net cash (used in) investing activities........................................................                 (1,224)     (2,287)
____________________________________________________________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES
Net (decrease) in demand and savings deposits..................................................                   (748)       (978)
Net increase (decrease) in time deposits.......................................................                    646        (480)
Net increase in deposits in foreign offices....................................................                    511       2,125
Net increase in federal funds purchased and securities under repurchase agreements.............                  1,569       1,011
Proceeds from other funds borrowed.............................................................                 59,201      18,720
Repayment of other funds borrowed..............................................................                (58,725)    (16,443)
Proceeds from issuance of long-term debt.......................................................                      1         199
Repayment of long-term debt....................................................................                      -          (2)
Net (decrease) in other liabilities............................................................                   (221)       (192)
Dividends paid.................................................................................                    (60)        (49)
Proceeds from issuance of common stock.........................................................                      6           3
Payment for purchase of treasury stock.........................................................                    (19)         (9)
Proceeds from reissuance of treasury stock.....................................................                      7           5
                                                                                                              --------    --------
Net cash provided by financing activities......................................................                  2,168       3,910

____________________________________________________________________________________________________________________________________

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS...................................                    126         (24)
____________________________________________________________________________________________________________________________________

NET INCREASE IN CASH AND CASH EQUIVALENTS......................................................                    117       1,594
                                                                                                              --------    --------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...............................................                 12,331       9,953
                                                                                                              --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.....................................................               $ 12,448    $ 11,547
                                                                                                              ========    ========
____________________________________________________________________________________________________________________________________


See Note 6.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1

Although the interim amounts are unaudited, they do reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods. All such adjustments are of a normal, recurring nature. Because the results from commercial banking operations are so closely related and responsive to changes in economic conditions, fiscal policy and monetary policy, and because the results for the venture capital and trading portfolios are largely market-driven, the results for any interim period are not necessarily indicative of the results that can be expected for the entire year.

Note 2

The Corporation presents earnings per share on both a primary and a fully diluted basis. Primary earnings per share were computed by dividing net income, after deducting dividends on preferred stock, by the average number of common and common-equivalent shares outstanding during the period.

Common-equivalent shares consist of shares issuable under the Employee Stock Purchase and Savings Plan and outstanding stock options. Fully diluted shares also include the common shares that would result from the conversion of convertible preferred stock.

To compute fully diluted earnings per share, net income was reduced by preferred stock dividend requirements, except those related to convertible stock.

The net income, preferred stock dividends and shares used to compute primary and fully diluted earnings per share are presented in the following table.

___________________________________________________________________________________________________________
                                                                                      Three Months
                                                                                         Ended
                                                                                       March  31
(In millions)
                                                                                1995                1994
___________________________________________________________________________________________________________
PRIMARY
   Net income..........................................                       $195.1              $193.8
   Preferred stock dividends...........................                         10.0                13.8
                                                                              ------              ------
   Net income attributable to common
     stockholders' equity..............................                       $185.1              $180.0
                                                                              ======              ======
   Average number of common and
     common-equivalent shares..........................                         91.0                87.7
                                                                                ====                ====
FULLY DILUTED
   Net income..........................................                       $195.1              $193.8
   Preferred stock dividends, excluding
     convertible Series B..............................                          7.2                10.9
                                                                              ------              ------
   Fully diluted net income............................                       $187.9              $182.9
                                                                              ======              ======
   Average number of shares,
     assuming full dilution............................                         94.8                91.6
                                                                                ====                ====

Note 3

At March 31, 1995, credit card receivables aggregated $6.5 billion. These receivables are available for sale at face value through credit card securitization programs.

Note 4

The accelerated asset disposition portfolio was established in September 1992. Nonperforming assets in this portfolio totaled $31 million at March 31, 1995, compared with $37 million at year-end 1994 and $67 million a year ago.

Note 5

Effective January 1, 1995, the Corporation adopted Financial Accounting Standards Board (FASB) Statement (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." SFAS No. 114 addresses the accounting for a loan when it is probable that all principal and interest amounts due will not be collected in accordance with its contractual terms. The Corporation generally identifies nonperforming loans as "impaired loans." Certain loans, such as loans carried at the lower-of-cost or market or small-balance homogeneous loans (e.g., credit card, installment credit), are exempt from SFAS No. 114 provisions.

On a quarterly basis, the Corporation identifies impaired loans and the extent to which such loans are impaired. Impairment is recognized to the extent the recorded investment of an impaired loan or pool of loans exceeds the calculated present value. For non-collateral dependent loans, the calculated present value is measured using a discounted cash flow approach. Loans having a significant recorded investment are measured on an individual basis while loans not having a significant recorded investment are grouped and measured on a pool basis. Collateral dependent loans, primarily real estate, are separately measured for impairment by determining the fair value of the collateral less estimated costs to sell.

The allocated reserve associated with impaired loans is considered in management's determination of the Corporation's allowance for credit losses. The adoption of this accounting standard did not have a significant effect on the Corporation's net income or its allowance for credit losses.

At March 31, 1995, the recorded investment in loans considered impaired under SFAS No. 114 was $109 million, which required a related allowance for credit losses of $20 million.

The Corporation retained its prior method of recognizing interest and applying cash payments received with respect to impaired loans. The average recorded investment in impaired loans for the quarter ended March 31, 1995, was approximately $109 million. The Corporation recognized interest income of $1 million associated with impaired loans.

In accordance with SFAS No. 114, a loan is classified as an in-substance foreclosure when the Corporation has effectively taken possession of the collateral. Loans of $15 million, which no longer qualify as in-substance foreclosures, were reclassified from other assets to loans as of January 1, 1995. Prior reporting periods were not restated since the amounts involved were not material.

Note 6

For purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and due from banks--noninterest-bearing and interest-bearing.

Loans of $0.9 million and $7 million were transferred to other real estate in the first three months of 1995 and 1994, respectively.

Loans of $15 million were reclassified from other assets to loans as of January 1, 1995 as a result of the Corporation's adoption of SFAS No. 114. See Note 5 above for further information.

Note 7

The ratio of income to fixed charges for the three months ended March 31, 1995, excluding interest on deposits was 1.7x, and including interest on deposits was 1.4x. The ratio has been computed on the basis of the total enterprise (as defined by the Securities and Exchange Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long-and short-term borrowings, excluding or including interest on deposits.

Note 8

The Corporation and certain of its subsidiaries are defendants in various lawsuits, including certain class actions, arising out of normal corporate activities, and the Corporation has received certain tax deficiency assessments. Since the Corporation and certain of its subsidiaries, which are regulated by one or more federal and state regulatory authorities, also are the subject of numerous examinations and reviews by such authorities, the Corporation is and will be, from time to time, normally engaged in various disagreements with regulators, primarily related to banking matters. In the opinion of management and the Corporation's general counsel, the ultimate resolution of the matters referred to in this note will not have a material effect on the Corporation's consolidated financial statements.

                         FIRST CHICAGO NBD CORPORATION
                        PRO FORMA FINANCIAL INFORMATION


NBD Bancorp, Inc. (the Corporation or NBD) and First Chicago Corporation (First Chicago) have entered into an Agreement and Plan of Merger dated as of July 11, 1995 (the Merger Agreement) pursuant to which First Chigago will merge with and into NBD Bancorp, Inc. The name of the combined companies will be First Chicago NBD Corporation (FCNBD).

It is anticipated that the Merger will be accounted for as a pooling of interests and will be consummated by early 1996, pending approvals of the stockholders of the Corporation and First Chicago, regulatory approvals, and other customary conditions of closing.

Pursuant to the Merger Agreement, each share of common stock of NBD will remain outstanding after the Merger and represent one share of FCNBD. At the effective time of the Merger, common stockholders of First Chicago will receive 1.81 shares of common stock of FCNBD in exchange for each outstanding share of First Chicago common stock.

At the effective time of the Merger, each share of First Chicago's outstanding series of preferred stock will be exchanged for one share of FCNBD preferred stock with terms identical to those of the existing First Chicago preferred stock.

In connection with the execution of the Merger Agreement, NBD granted First Chicago an option to purchase, under certain circumstances, up to 19.9 percent of NBD's outstanding shares of common stock. First Chicago also granted NBD an option to purchase, under certain circumstances, up to 19.9 percent of First Chicago's outstanding shares of common stock.

The following pro forma financial information giving effect to the Merger, accounted for as a pooling of interests, includes: (i) the unaudited pro forma condensed combined balance sheet as of March 31, 1995, and (ii) the unaudited pro forma condensed combined statements of income for each of the three years in the period ended December 31, 1994, and for the three-month periods ended March 31, 1995 and 1994. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Corporation and First Chicago.

Effective January 7, 1995, NBD consummated its acquisition of the $910 million asset AmeriFed Financial Corp. ("AmeriFed") of Joliet, Illinois, which was accounted for as a purchase. Accordingly, the historical financial information for NBD as of and for the three months ended March 31, 1995, include the operations of AmeriFed. On July 1, 1995, NBD acquired $760 million asset Deerbank Corporation ("Deerbank") of Deerfield, Illinois, which was also accounted for as a purchase. With respect to the following pro forma condensed combined financial statements, the historical financial information for NBD was not restated to otherwise include amounts for AmeriFed and Deerbank as such acquisitions are not considered material.

                        FIRST CHICAGO NBD CORPORATION
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1995
                                 (UNAUDITED)


The following pro forma condensed combined balance sheet as of March 31, 1995, is presented to show the impact on the Corporation's historical financial condition of the merger with First Chicago. The Merger has been reflected under the pooling-of-interests method of accounting.

FIRST CHICAGO NBD CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 1995
(IN MILLIONS)


                                                                                      PRO FORMA ADJUSTMENTS
                                                CORPORATION      FIRST CHICAGO        ---------------------      PRO FORMA
                                               (AS REPORTED)     (AS REPORTED)          DEBIT     CREDIT           FCNBD
                                               -------------     --------------       ---------  ----------      ---------
ASSETS
Cash and Due From Banks -
Non Interest Bearing.....................        $ 2,789         $ 3,328              $          $             $  6,117
Due From Banks - Interest Bearing........            654           9,120                                          9,774
Federal Funds Sold and Securities
   Under Resale Agreements...............            122          13,532                                         13,654
Trading Account Assets...................            125           6,098                                          6,223
Derivative Product Assets................             65           8,590                                          8,655
Investment Securities....................         11,592           2,499                                         14,091
Loans....................................         30,726          27,018                                         57,744
Allowance for Credit Losses                         (458)           (754)                                        (1,212)
Other Assets.............................          2,141           2,947                                          5,088
                                                 -------         -------              -------    -------       --------
    Total Assets.........................        $47,756         $72,378              $     -    $     -       $120,134
                                                 =======         =======              =======    =======       ========

LIABILITIES
Deposits:
  Demand ................................        $ 6,637         $ 6,791              $          $             $ 13,428
  Savings................................         12,445           7,564                                         20,009
  Time ..................................          9,566           5,794                                         15,360
  Foreign Office.........................          2,913          12,042                                         14,955
                                                 -------         -------              -------    -------       --------
    Total Deposits.......................         31,561          32,191                    -          -         63,752
  Short-Term Borrowings..................          8,929          22,730                                         31,659
  Long-Term Debt.........................          2,703           2,272                                          4,975
  Derivative Product Liabilities.........             76           8,198                                          8,274
  Other Liabilities......................            982           2,319                             146          3,447
                                                 -------         -------              -------    -------       --------
    Total Liabilities....................         44,251          67,710                    -        146        112,107
                                                 -------         -------              -------    -------       --------

STOCKHOLDERS' EQUITY
  Preferred Stock........................              -             611                                            611
  Common Stock...........................            161             466                  466        163            324
  Surplus................................            534           1,715                1,715      1,855          2,389
  Retained Earnings......................          2,990           2,041                  142                     4,885
                                                                                            4
  Other..................................            (91)             (2)                                           (93)
                                                 -------         -------              -------    -------       --------
    Total................................          3,594           4,831                2,327      2,018          8,116
  Less: Treasury Stock...................             89             163                  163                        89
                                                 -------         -------              -------    -------       --------
    Total Stockhoholders' Equity.........          3,505           4,668                2,164      2,018          8,027
                                                 -------         -------              -------    -------       --------

      TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY ...........        $47,756         $72,378              $ 2,164    $ 2,164       $120,134
                                                 =======         =======              =======    =======       ========

See accompanying notes to pro forma financial information.

                         FIRST CHICAGO NBD CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)

The following unaudited pro forma condensed combined statement of income is presented to show the impact on the Corporation's historical results of operations of the merger with First Chicago. Such statements assume that the companies had been combined for each period presented.

FIRST CHICAGO NBD CORPORATION
Pro Forma Condensed Combined Statement of Income
(in millions, except per share data)

                                                                                        For Three Months
                                                 For Year Ended December 31,             Ended March 31,
                                                -----------------------------         --------------------
INTEREST INCOME                                 1994         1993        1992          1995          1994
                                                ----         ----        ----          ----          ----
  Interest and fees on loans............        $4,000.1    $3,611.5    $3,934.0      $1,252.1      $  899.7
  Interest on federal funds sold and
    securities under resale agreements..           623.9       349.6       290.7         244.9          91.9
  Interest on trading account assets....           284.4       227.3       268.1          90.5          60.0
  Interest on investment securities.....           832.5       724.2       811.3         228.7         180.2
  Other interest income.................           394.4       334.3       409.3         142.9          82.0
                                                --------------------------------      ----------------------
         Total..........................         6,135.3     5,246.9     5,713.4       1,959.1       1,313.8

  INTEREST EXPENSE
  Interest on deposits.................          1,652.7     1,472.0     2,082.4         586.6         337.4
  Interest on short-term borrowings....          1,230.0       760.1       752.8         489.2         198.6
  Interest on long-term debt...........            296.9       230.9       185.4          89.0          65.9
                                                --------------------------------      ----------------------
         Total.........................          3,179.6     2,463.0     3,020.6       1,164.8         601.9

  NET INTEREST INCOME..................          2,955.7     2,783.9     2,692.8         794.3         711.9

  Provision for credit losses..........            276.0       389.7       653.5          85.1          65.5
  Provision for loans held for
    accelerated disposition............               -            -       491.0            -             -
                                                --------------------------------      ----------------------
  Net Interest Income After Combined
    Credit Provisions..................          2,679.7     2,394.2     1,548.3         709.2         646.4

  NON INTEREST INCOME
  Equity securities gains..............            228.6       480.2       204.6          54.9         134.2
  Investment securities gains (losses).             (1.3)        9.6        10.2           1.4           0.9
  Credit card fee revenue..............            870.7       730.3       553.4         200.7         190.6
  Other non-interest income............          1,322.2     1,567.7     1,249.2         348.8         314.9
                                                --------------------------------      ----------------------
         Total.........................          2,420.2     2,787.8     2,017.4         605.8         640.6

  NON INTEREST EXPENSE
  Salaries and employee benefits.......          1,589.6     1,557.7     1,424.2         409.1         384.2
  Occupancy and equipment expense......            501.6       460.3       489.2         121.4         140.1
  Other expense........................          1,131.7     1,162.0     1,380.0         271.1         282.5
                                                --------------------------------      ----------------------
         Total.........................          3,222.9     3,180.0     3,293.4         801.6         806.8

  INCOME BEFORE INCOME TAXES...........          1,877.0     2,002.0       272.3         513.4         480.2
  Applicable income taxes..............            640.0       715.7        48.8         177.4         163.5
                                                --------------------------------      ----------------------
  INCOME FROM CONTINUING OPERATIONS....         $1,237.0     1,286.3     $ 223.5      $  336.0      $  316.7
                                                --------------------------------      ----------------------

  COMMON SHARE DATA
  Income from continuing operations:
  Primary..............................            $3.67       $3.90       $0.60         $1.01         $0.95
  Fully diluted........................            $3.62       $3.78       $0.60         $0.99         $0.93

  Weighed average shares:
  Primary..............................            322.7       315.4       299.2         324.1         319.9
  Fully diluted........................            330.8       331.3       N/M           331.2         332.2

N/M-Not meaningful

See accompanying notes to pro forma financial information.

 FIRST CHICAGO NBD CORPORATION
 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (IN MILLIONS, EXCEPT PER SHARE DATA)
 (UNAUDITED)


                                                           Corporation     First Chicago    Pro Forma
                                                          (as reported)    (as reported)      FCNBD
________________________________________________________________________________________________________
 INTEREST INCOME
 Interest and fees on loans....................           $2,102.9         $1,897.2          $4,000.1
 Interest on federal funds sold and
   securities under resale agreements..........                8.7            615.2             623.9
 Interest on trading account assets............                6.7            277.7             284.4
 Interest on investment securities.............              764.3             68.2             832.5
 Other interest income.........................               32.7            361.7             394.4
________________________________________________________________________________________________________
         Total................................             2,915.3          3,220.0           6,135.3

 INTEREST EXPENSE
 Interest on deposits.........................               873.2            779.5           1,652.7
 Interest on short-term borrowings............               290.6            939.4           1,230.0
 Interest on long-term debt...................               126.8            170.1             296.9
________________________________________________________________________________________________________
        Total.................................             1,290.6          1,889.0           3,179.6

 NET INTEREST INCOME..........................             1,624.7          1,331.0           2,955.7
 Provision for credit losses..................                52.0            224.0             276.0
________________________________________________________________________________________________________
 Net Interest Income After
   Provision for Credit Losses................             1,572.7          1,107.0           2,679.7

 NON INTEREST INCOME
 Equity securities gains......................                 -              228.6             228.6
 Investment securities gains (losses).........                (2.5)             1.2              (1.3)
 Credit card fee revenue......................                38.6            832.1             870.7
 Other non-interest income....................               509.5            812.7           1,322.2
________________________________________________________________________________________________________
         Total................................               545.6          1,874.6           2,420.2

 NON INTEREST EXPENSE
 Salaries and employee benefits...............               720.7            868.9           1,589.6
 Occupancy and equipment expense..............               206.9            294.7             501.6
 Other expense................................               376.7            755.0           1,131.7
________________________________________________________________________________________________________
         Total................................             1,304.3          1,918.6           3,222.9

 INCOME BEFORE INCOME TAXES...................               814.0          1,063.0           1,877.0
 Applicable income taxes......................               266.7            373.3             640.0
________________________________________________________________________________________________________
 INCOME FROM CONTINUING OPERATIONS............            $  547.3         $  689.7          $1,237.0
________________________________________________________________________________________________________


 COMMON SHARE DATA
 Income from continuing operations
 Primary......................................               $3.45            $7.04             $3.67
 Fully diluted................................               $3.43            $6.88             $3.62

 Weighed average shares
 Primary......................................               158.8             90.5             322.7
 Fully diluted................................               160.1             94.2             330.8



See accompanying notes to pro forma financial information.

 FIRST CHICAGO NBD CORPORATION
 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
 FOR THE YEAR ENDED DECEMBER 31, 1993
 (IN MILLIONS, EXCEPT PER SHARE DATA)
 (UNAUDITIED)



                                                          Corporation     First Chicago      Pro Forma
                                                         (as reported)    (as reported)        FCNBD
________________________________________________________________________________________________________
 INTEREST INCOME
 Interest and fees on loans....................          $1,924.1         $1,687.4           $3,611.5
 Interest on federal funds sold and
   securities under resale agreements..........               4.8            344.8              349.6
 Interest on trading account assets............               5.4            221.9              227.3
 Interest on investment securities.............             652.2             72.0              724.2
 Other interest income.........................              36.3            298.0              334.3
________________________________________________________________________________________________________
         Total.................................           2,622.8          2,624.1            5,246.9

 INTEREST EXPENSE
 Interest on deposits.........................              827.9            644.1            1,472.0
 Interest on short-term borrowings............              156.2            603.9              760.1
 Interest on long-term debt...................               80.6            150.3              230.9
________________________________________________________________________________________________________
         Total................................            1,064.7          1,398.3            2,463.0

 NET INTEREST INCOME..........................            1,558.1          1,225.8            2,783.9
 Provision for credit losses..................              119.7            270.0              389.7
________________________________________________________________________________________________________
 Net Interest Income After
   Provision for Credit Losses................            1,438.4            955.8            2,394.2

 NON INTEREST INCOME
 Equity securities gains......................                -              480.2              480.2
 Investment securities gains..................                9.3              0.3                9.6
 Credit card fee revenue......................               36.1            694.2              730.3
 Other non-interest income....................              540.0          1,027.7            1,567.7
________________________________________________________________________________________________________
         Total................................              585.4          2,202.4            2,787.8

 NON INTEREST EXPENSE
 Salaries and employee benefits...............              703.8            853.9            1,557.7
 Occupancy and equipment expense..............              202.3            258.0              460.3
 Other expense................................              415.8            746.2            1,162.0
________________________________________________________________________________________________________
         Total................................            1,321.9          1,858.1            3,180.0

 INCOME BEFORE INCOME TAXES...................              701.9          1,300.1            2,002.0
 Applicable income taxes......................              220.1            495.6              715.7
________________________________________________________________________________________________________
 INCOME FROM CONTINUING OPERATIONS............           $  481.8         $  804.5           $1,286.3
________________________________________________________________________________________________________

 COMMON SHARE DATA
 Income from continuing operations
 Primary......................................              $2.98            $8.78              $3.90
 Fully diluted................................              $2.93            $8.43              $3.78

 Weighed average shares
 Primary......................................              161.3             85.2              315.4
 Fully diluted................................              167.9             90.3              331.3



See accompanying notes to pro forma financial information.

 FIRST CHICAGO NBD CORPORATION
 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
 FOR THE YEAR ENDED DECEMBER 31, 1992
 (IN MILLIONS, EXCEPT PER SHARE DATA)
 (UNAUDITED)

                                                      Corporation        First Chicago      Pro Forma
                                                     (as reported)       (as reported)        FCNBD
_________________________________________________________________________________________________________
 INTEREST INCOME
 Interest and fees on loans....................      $2,039.6            $1,894.4            $3,934.0
 Interest on federal funds sold and
   securities under resale agreements..........           5.9               284.8               290.7
 Interest on trading account assets............           9.1               259.0               268.1
 Interest on investment securities.............         737.9                73.4               811.3
 Other interest income.........................          51.3               358.0               409.3
_________________________________________________________________________________________________________
          Total................................       2,843.8             2,869.6             5,713.4

 INTEREST EXPENSE
 Interest on deposits.........................        1,108.7               973.7             2,082.4
 Interest on short-term borrowings............          166.8               586.0               752.8
 Interest on long-term debt...................           58.5               126.9               185.4
_________________________________________________________________________________________________________
          Total.................................      1,334.0             1,686.6             3,020.6

 NET INTEREST INCOME..........................        1,509.8             1,183.0             2,692.8
 Provision for credit losses..................          228.5               425.0               653.5
 Provision for loans held for
   accelerated disposition....................            -                 491.0               491.0
_________________________________________________________________________________________________________
 Net Interest Income After Combined
   Credit Provisions..........................        1,281.3               267.0             1,548.3

 NON INTEREST INCOME
 Equity securities gains......................            -                 204.6               204.6
 Investment securities gains..................            1.6                 8.6                10.2
 Credit card fee revenue......................           37.3               516.1               553.4
 Other non-interest income....................          490.3               758.9             1,249.2
_________________________________________________________________________________________________________
          Total................................         529.2             1,488.2             2,017.4

 NON INTEREST EXPENSE
 Salaries and employee benefits...............          676.2               748.0             1,424.2
 Occupancy and equipment expense..............          192.0               297.2               489.2
 Other expense................................          469.9               910.1             1,380.0
_________________________________________________________________________________________________________
          Total................................       1,338.1             1,955.3             3,293.4

 INCOME (LOSS) BEFORE INCOME TAXES............          472.4              (200.1)              272.3
 Applicable income taxes (benefits)...........          134.4               (85.6)               48.8
_________________________________________________________________________________________________________

 INCOME FROM CONTINUING OPERATIONS............       $  338.0            $ (114.5)           $  223.5
_________________________________________________________________________________________________________

 COMMON SHARE DATA
 Income from continuing operations
 Primary......................................          $2.11              $(2.08)              $0.60
 Fully diluted................................          $2.06              $(2.08)              $0.60

 Weighed average shares
 Primary......................................          160.7                76.5               299.2
 Fully diluted................................          168.9                 N/M                 N/M


N/M-Not meaningful.

See accompanying notes to pro forma financial information.

 FIRST CHICAGO NBD CORPORATION
 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
 FOR THE THREE MONTHS ENDED MARCH 31, 1995
 (IN MILLIONS, EXCEPT PER SHARE DATA)
 (UNAUDITED)

                                                       Corporation        First Chicago      Pro Forma
                                                      (as reported)       (as reported)       FCNBD
__________________________________________________________________________________________________________
 INTEREST INCOME
 Interest and fees on loans....................       $  647.2            $  604.9           $1,252.1
 Interest on federal funds sold and
   securities under resale agreements..........            4.1               240.8              244.9
 Interest on trading account assets............            1.8                88.7               90.5
 Interest on investment securities.............          207.7                21.0              228.7
 Other interest income.........................           11.3               131.6              142.9
__________________________________________________________________________________________________________
         Total.................................          872.1             1,087.0            1,959.1

 INTEREST EXPENSE
 Interest on deposits.........................           292.6               294.0              586.6
 Interest on short-term borrowings............           115.7               373.5              489.2
 Interest on long-term debt...................            43.1                45.9               89.0
__________________________________________________________________________________________________________
         Total................................           451.4               713.4            1,164.8

 NET INTEREST INCOME..........................           420.7               373.6              794.3
 Provision for credit losses..................            20.1                65.0               85.1
__________________________________________________________________________________________________________
 Net Interest Income After
   Provision for Credit Losses................           400.6               308.6              709.2

 NON INTEREST INCOME
 Equity securities gains......................             -                  54.9               54.9
 Investment securities gains..................             1.4                 -                  1.4
 Credit card fee revenue......................             9.5               191.2              200.7
 Other non-interest income....................           124.8               224.0              348.8
__________________________________________________________________________________________________________
         Total................................           135.7               470.1              605.8

 NON INTEREST EXPENSE
 Salaries and employee benefits...............           177.3               231.8              409.1
 Occupancy and equipment expense..............            53.6                67.8              121.4
 Other expense................................            92.6               178.5              271.1
__________________________________________________________________________________________________________
         Total................................           323.5               478.1              801.6

 INCOME BEFORE INCOME TAXES...................           212.8               300.6              513.4
 Applicable income taxes......................            71.9               105.5              177.4
__________________________________________________________________________________________________________

 INCOME FROM CONTINUING OPERATIONS............        $  140.9            $  195.1           $  336.0
__________________________________________________________________________________________________________

 COMMON SHARE DATA
 Income from continuing operations
 Primary......................................           $0.88               $2.03              $1.01
 Fully diluted................................           $0.88               $1.98              $0.99

 Weighed average shares
 Primary......................................           159.5                91.0              324.1
 Fully diluted................................           159.6                94.8              331.2


See accompanying notes to pro forma financial information.

 FIRST CHICAGO NBD CORPORATION
 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
 FOR THE THREE MONTHS ENDED MARCH 31, 1994
 (IN MILLIONS, EXCEPT PER SHARE DATA)
 (UNAUDITED)

                                                         Corporation      First Chicago      Pro Forma
                                                        (as reported)     (as reported)         FCNBD
_________________________________________________________________________________________________________
 INTEREST INCOME
 Interest and fees on loans....................         $  462.1           $ 437.6          $   899.7
 Interest on federal funds sold and
   securities under resale agreements..........              0.9              91.0               91.9
 Interest on trading account assets............              0.9              59.1               60.0
 Interest on investment securities.............            164.3              15.9              180.2
 Other interest income.........................              7.0              75.0               82.0
_________________________________________________________________________________________________________
         Total.................................            635.2             678.6            1,313.8

 INTEREST EXPENSE
 Interest on deposits.........................             183.5             153.9              337.4
 Interest on short-term borrowings............              45.4             153.2              198.6
 Interest on long-term debt...................              25.0              40.9               65.9
_________________________________________________________________________________________________________
        Total.................................             253.9             348.0              601.9

 NET INTEREST INCOME..........................             381.3             330.6              711.9
 Provision for credit losses..................              15.5              50.0               65.5
_________________________________________________________________________________________________________
 Net Interest Income After
   Provision for Credit Losses................             365.8             280.6              646.4

 NON INTEREST INCOME
 Equity securities gains......................                 -             134.2              134.2
 Investment securities gains..................               0.4               0.5                0.9
 Credit card fee revenue......................               8.3             182.3              190.6
 Other non-interest income....................             130.0             184.9              314.9
_________________________________________________________________________________________________________
         Total................................             138.7             501.9              640.6
_________________________________________________________________________________________________________

 NON INTEREST EXPENSE
 Salaries and employee benefits...............             176.8             207.4              384.2
 Occupancy and equipment expense..............              52.0              88.1              140.1
 Other expense................................              93.5             189.0              282.5
_________________________________________________________________________________________________________
         Total................................             322.3             484.5              806.8

 INCOME BEFORE INCOME TAXES...................             182.2             298.0              480.2
 Applicable income taxes......................              59.3             104.2              163.5
_________________________________________________________________________________________________________

 INCOME FROM CONTINUING OPERATIONS............          $  122.9           $ 193.8           $  316.7
_________________________________________________________________________________________________________

 COMMON SHARE DATA
 Income from continuing operations
 Primary......................................             $0.77             $2.05              $0.95
 Fully diluted................................             $0.75             $2.00              $0.93

 Weighed average shares
 Primary......................................             161.1              87.7              319.9
 Fully diluted................................             166.4              91.6              332.2



See accompanying notes to pro forma financial information.

                         FIRST CHICAGO NBD CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

 a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated in the first quarter of 1996.

 b) The Corporation is still in the process of reviewing its accounting policies in light of those employed by First Chicago. As a result of this review, it might be necessary to restate either the Corporation's or First Chicago's financial statements to conform to those accounting policies that are most appropriate. No restatements of prior periods have been included in the pro forma condensed combined financial statements. Any restatements, if appropriate, will be made upon the completion of this review process.

c) Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations. Transactions conducted in the ordinary course of business between the two companies are immaterial, and accordingly, have not been eliminated.

d) Pro forma adjustments to common shares and surplus at March 31, 1995, reflect the Merger accounted for as a pooling of interests, through the exchange of 162.6 million shares of FCNBD common stock (using the common exchange ratio of 1.81) for the 89.8 million outstanding shares of First Chicago. Retained earnings and dividends payable have been adjusted by approximately $4 million, reflecting the pro forma number of shares at the Corporation's current dividend rate.

      The pro forma entries are displayed below (in millions):

                Dr. Common stock (First Chicago)   . . . . . . . . . . . . . . . . . . . . . . . . . .  $  466

                Dr. Common surplus (First Chicago) . . . . . . . . . . . . . . . . . . . . . . . . . .   1,715

                             Cr. Treasury stock (First Chicago)  . . . . . . . . . . . . . . . . . . .                $  163

                             Cr. Common stock (FCNBD)  . . . . . . . . . . . . . . . . . . . . . . . .                   163

                             Cr. Common surplus (FCNBD)  . . . . . . . . . . . . . . . . . . . . . . .                 1,855


                Dr. Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    4

                             Cr. Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .                $    4

e) The pro forma financial information presented does not give effect to the Corporation's and First Chicago's plan to repurchase in the aggregate approximately $300 million worth of the Corporation's and First Chicago's common stock prior to the consummation of the Merger.

f) Income per share data has been computed based on the combined historical income from continuing operations applicable to common stockholders of the Corporation and First Chicago using the historical weighted average number of outstanding shares of the Corporation's common stock, and the historical weighted average number of outstanding shares of First Chicago's common stock adjusted to equivalent shares of FCNBD's common stock, as of the earliest period presented.

g) The pro forma condensed combined financial statements do not include the anticipated cost savings in connection with the Merger. It is estimated, however, that approximately $200 million in pre-tax annualized cost savings ($126 million after-tax) will be realized by the combined company in 1997. Reductions resulting from elimination of the overlap in Chicago-area retail branch expense constitute the largest component. Product synergies in the large corporate and middle markets, and staff and functional areas, also provide additional expense reduction opportunities.

h) The Corporation and First Chicago are still in the process of reviewing their combined investment securities portfolio to determine the classification of such securities as either available-for-sale or held-to-maturity in connection with the combined companies' existing interest rate risk position. As a result of this review, certain reclassifications of FCNBD's investment securities might take place. No adjustments have been made to existing securities classifications in the pro forma condensed combined balance sheet. Any such reclassifications will be accounted for in accordance with the Financial Accounting Standards Board's Statement No. 115.

i) A liability of $225 million has been recorded in the unaudited pro forma condensed combined balance sheet to reflect management's current estimate of merger and restructuring related charges in connection with the Merger.
   This resulted in a $142 million after-tax charge to retained earnings in the unaudited pro forma condensed combined balance sheet.

  The pro forma entries are displayed below (in millions):

  Dr. Retained earnings . . . . . . . . . . . . . . . . . . . . . .   $142

  Dr. Other liabilities-taxes payable . . . . . . . . . . . . . . .     83

         Cr. Other liabities-reserve  . . . . . . . . . . . . . . .             $225

  It is anticipated that substantially all of these charges will be paid within 12 months subsequent to the Merger. This charge has been excluded from the pro forma condensed combined income statement due to its nonrecurring nature. The following table provides details of the estimated pre-tax charges (in millions).

                                                                                     Amount
                                                                                   ----------
                                   Personnel                                         $ 150

                                   Facilities and Equipment                             45

                                   Other Merger expenses                                30
                                                                                     -----
                                                                                     $ 225
                                                                                     =====

                                EXHIBIT INDEX


                     (23)  Consent of Arthur Andersen LLP